                                                                   EXHIBIT 10.11


                                 LEASE AGREEMENT

                        DATED AS OF _______________, 2003

                                     BETWEEN

                               [OWNER PARTNERSHIP]

                                    AS LESSOR

                                       AND

                             ASHFORD TRS CORPORATION

                                    AS LESSEE

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Ashford TRS Corporation


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                                TABLE OF CONTENTS

ARTICLE I LEASED PROPERTY; TERM...................................................................................1
   1.1      Leased Property.......................................................................................1
   1.2      Term..................................................................................................2
ARTICLE II DEFINITIONS............................................................................................2
   2.1      Definitions...........................................................................................2
ARTICLE III BASE RENT; PERCENTAGE RENT; ADDITIONAL CHARGES.......................................................12
   3.1      Rent.................................................................................................12
   3.2      Confirmation of Percentage Rent......................................................................15
   3.3      Additional Charges...................................................................................15
   3.4      Net Lease Provision..................................................................................16
   3.5      Conversion of Property...............................................................................16
ARTICLE IV IMPOSITIONS...........................................................................................16
   4.1      Payment of Impositions...............................................................................16
   4.2      Notice of Impositions................................................................................17
   4.3      Adjustment of Impositions............................................................................18
   4.4      Utility Charges......................................................................................18
ARTICLE V NO TERMINATION; ABATEMENT..............................................................................18
   5.1      No Termination, Abatement, etc.......................................................................18
   5.2      Abatement Procedures.................................................................................18
ARTICLE VI PERSONAL PROPERTY; LANDLORD'S LIEN....................................................................19
   6.1      Ownership of the Leased Property.....................................................................19
   6.2      Lessee's Personal Property...........................................................................19
   6.3      Lessor's Lien........................................................................................19
ARTICLE VII CONDITIONS; USE......................................................................................19
   7.1      Condition of the Leased Property.....................................................................19
   7.2      Use of the Leased Property...........................................................................20
   7.3      Lessor to Grant Easements, etc.......................................................................21
ARTICLE VIII COMPLIANCE WITH APPLICABLE LAWS.....................................................................21
   8.1      Compliance with Legal and Insurance Requirements, etc................................................21
   8.2      Legal Requirement Covenants..........................................................................21
   8.3      Environmental Covenants..............................................................................22
ARTICLE IX MAINTENANCE AND REPAIRS...............................................................................24
   9.1      Maintenance and Repair...............................................................................24
   9.2      Encroachments, Restrictions, Etc.....................................................................25
ARTICLE X ALTERATIONS............................................................................................25
   10.1     Alterations..........................................................................................25
ARTICLE XI PROHIBITED LIENS AND ENCUMBRANCES.....................................................................25
   11.1     Liens................................................................................................25
ARTICLE XII PERMITTED CONTESTS...................................................................................26
   12.1     Permitted Contests...................................................................................26
ARTICLE XIII INSURANCE REQUIREMENTS..............................................................................27
   13.1     General Insurance Requirements.......................................................................27
   13.2     Replacement Cost.....................................................................................28
   13.3     Waiver of Subrogation................................................................................28

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Ashford TRS Corporation

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
   13.4     Form Satisfactory, etc...............................................................................29
   13.5     Increase in Limits...................................................................................29
   13.6     Blanket Policy.......................................................................................29
   13.7     No Separate Insurance................................................................................29
ARTICLE XIV INSURANCE PROCEEDS...................................................................................30
   14.1     Insurance Proceeds...................................................................................30
   14.2     Reconstruction in the Event of Damage or Destruction Covered by Insurance............................30
   14.3     Reconstruction in the Event of Damage or Destruction Not Covered by Insurance........................31
   14.4     Lessee's Property....................................................................................31
   14.5     Abatement of Rent....................................................................................31
   14.6     Damage Near End of Term..............................................................................31
   14.7     Waiver...............................................................................................31
   14.8     Termination Fees.....................................................................................31
ARTICLE XV CONDEMNATION; TAKING..................................................................................31
   15.1     Definitions..........................................................................................31
   15.2     Parties' Rights and Obligations......................................................................32
   15.3     Total Taking.........................................................................................32
   15.4     Allocation of Award..................................................................................32
   15.5     Partial Taking.......................................................................................32
   15.6     Temporary Taking.....................................................................................33
ARTICLE XVI EVENTS OF DEFAULT; REMEDIES; DAMAGES.................................................................33
   16.1     Events of Default....................................................................................33
   16.2     Surrender............................................................................................35
   16.3     Damages..............................................................................................35
   16.4     Waiver...............................................................................................36
   16.5     Application of Funds.................................................................................36
ARTICLE XVII LESSOR'S RIGHT TO CURE..............................................................................36
   17.1     Lessor's Right to Cure Lessee's Default..............................................................36
ARTICLE XVIII CAPITAL EXPENDITURE RESERVE........................................................................37
   18.1     Capital Expenditure Reserve..........................................................................37
ARTICLE XIX REIT REQUIREMENTS....................................................................................37
   19.1     REIT Requirements....................................................................................37
   19.2     Lessee Officer and Employee Limitation...............................................................38
   19.3     Management Agreement.................................................................................38
ARTICLE XX HOLDING OVER..........................................................................................39
   20.1     Holding Over.........................................................................................39
ARTICLE XXI RISK OF LOSS.........................................................................................39
   21.1     Risk of Loss.........................................................................................39
ARTICLE XXII INDEMNIFICATION.....................................................................................39
   22.1     Indemnification......................................................................................39
ARTICLE XXIII SUBLETTING AND ASSIGNMENT..........................................................................40
   23.1     Subletting and Assignment............................................................................40
   23.2     Attornment...........................................................................................41
ARTICLE XXIV REPORTING AND CERTIFICATION REQUIREMENTS............................................................41
   24.1     Officer's Certificates; Financial Statements; Budgets; Lessor's
            Estoppel Certificates and Covenants..................................................................41

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Ashford TRS Corporation

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

   24.2     Operating Budget.....................................................................................42
   24.3     Capital Budget.......................................................................................42
ARTICLE XXV LESSOR'S DEFAULT; CURE RIGHTS........................................................................42
   25.1     Lessee's Right to Cure...............................................................................42
   25.2     Breach by Lessor.....................................................................................43
ARTICLE XXVI NOTICES.............................................................................................43
   26.1     Notices..............................................................................................43
ARTICLE XXVII MISCELLANEOUS PROVISIONS...........................................................................43
   27.1     Transfer of Licenses.................................................................................43
   27.2     Early Termination Rights; Termination Fees...........................................................43
   27.3     Substitution of Initial Hotel........................................................................44
   27.4     Compliance with Franchise Agreement..................................................................44
   27.5     Lessor's Right to Inspect............................................................................44
   27.6     Conveyance by Lessor.................................................................................44
   27.7     Lessor May Grant Liens...............................................................................45
   27.8     Non Disturbance Agreement............................................................................45
   27.9     Waiver of Presentment, etc...........................................................................45
   27.10       Memorandum of Lease...............................................................................45
   27.11       Usury.............................................................................................45
   27.12       No Waiver.........................................................................................45
   27.13       Remedies Cumulative...............................................................................45
   27.14       Acceptance of Surrender...........................................................................45
   27.15       No Merger of Title................................................................................46
   27.16       Quiet Enjoyment...................................................................................46
   27.17       Binding Effect....................................................................................46
   27.18       Entire Agreement; No Offer........................................................................46
   27.19       Severability......................................................................................46
   27.20       Counterparts......................................................................................47
   27.21       Governing Law.....................................................................................47
   27.22       Recitals; Headings................................................................................47
   27.23       Survival..........................................................................................47
   27.24       Exhibits..........................................................................................47


                                LIST OF EXHIBITS

EXHIBIT "A" - Property Description

EXHIBIT "B" - Rent Components and Terms

EXHIBIT "C" - Management Agreement

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Ashford TRS Corporation

                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT (hereinafter called "LEASE"), is made as of the ____ day of _______________, 2003, by and between [OWNER PARTNERSHIP], a Delaware limited partnership (hereinafter called "LESSOR"), and ASHFORD TRS CORPORATION, a Delaware corporation (hereinafter called "LESSEE"), and provides as follows:

                                   WITNESSETH:

         Lessor owns fee title to the Leased Property (as defined below);

         Lessor desires to lease to Lessor and Lessee desires to lease from Lessor, the Leased Property, pursuant to the terms and conditions of this Lease;

         NOW, THEREFORE, intending to be legally bound, Lessor, in consideration of the payment of rent by Lessee to Lessor, the covenants and agreements to be performed by Lessee, and upon the terms and conditions hereinafter stated, does hereby rent and lease unto Lessee, and Lessee does hereby rent and lease from Lessor, the Leased Property, as follows:

                                   ARTICLE I
                              LEASED PROPERTY; TERM

         1.1 LEASED PROPERTY. The Leased Property is comprised of Lessor's interest in that certain [EMBASSY SUITES] [RADISSON] hotel located at __________________ in ________ County, ______ and known as the "____________,"
as follows (collectively, "LEASED PROPERTY"):

         (a) the land and/or ground leasehold interests described in EXHIBIT "A" attached hereto and by reference incorporated herein (the "LAND");

         (b) all buildings, structures and other improvements of every kind including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and offsite), parking areas and roadways appurtenant to such buildings and structures presently situated upon the Land (collectively, the "IMPROVEMENTS");

         (c) all easements, rights and appurtenances relating to the Land and the Improvements;

         (d) all equipment, machinery, fixtures, and other items of property required or incidental to the use of the Improvements as a hotel, including all components thereof, now and hereafter permanently affixed to or incorporated into the Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, all of which to the greatest extent permitted by law are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto (collectively, the "FIXTURES");

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
         (e) all furniture and furnishings and all other items of personal property (excluding Inventory and personal property owned by Lessee) located on, and used in connection with, the operation of the Improvements as a hotel, together with all replacements, modifications, alterations and additions thereto; and

         (f) all existing occupancy leases within the Leased Property (including any security deposits or collateral held by Lessor pursuant thereto).

         THE LEASED PROPERTY IS DEMISED IN ITS PRESENT CONDITION WITHOUT REPRESENTATION OR WARRANTY (EXPRESSED OR IMPLIED) BY LESSOR AND SUBJECT TO THE RIGHTS OF PARTIES IN POSSESSION, AND TO THE EXISTING STATE OF TITLE INCLUDING ALL COVENANTS, CONDITIONS, RESTRICTIONS, EASEMENTS AND OTHER MATTERS OF RECORD INCLUDING ALL APPLICABLE LEGAL REQUIREMENTS, THE LIEN OF FINANCING INSTRUMENTS, MORTGAGES, DEEDS OF TRUST AND SECURITY DEEDS, AND INCLUDING OTHER MATTERS WHICH WOULD BE DISCLOSED BY AN INSPECTION OF THE LEASED PROPERTY OR BY AN ACCURATE SURVEY THEREOF.

         1.2 TERM. The term of the Lease (the "TERM") shall commence on _______________, 2003 (the "COMMENCEMENT DATE") and shall end on
_______________, 2008 (the "EXPIRATION DATE"), unless sooner terminated in accordance with the provisions hereof.

                                   ARTICLE II
                                   DEFINITIONS

         2.1 DEFINITIONS. For all purposes of this Lease, used in this Lease and not otherwise defined, shall except as otherwise expressly provided or unless the context otherwise requires, (a) the terms used in this Lease and not otherwise defined, shall have the meanings assigned to them in this ARTICLE II and include the plural as well as the singular, (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as are at the time applicable, (c) all references in this Lease to designated "Articles," "Sections" and other subparagraphs are to the designated Articles, Sections and other subparagraphs of this Lease and (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Lease as a whole and not to any particular Article, Section or other subparagraphs.

         ADDITIONAL CHARGES:  As defined in SECTION 3.3.

         AFFILIATE: As used in this Lease the term "AFFILIATE" of a person shall mean (a) any person that, directly or indirectly, controls or is controlled by or is under common control with such person, (b) any other person that owns, beneficially, directly or indirectly, ten percent or more of the outstanding capital stock, shares or equity interests of such person, or (c) any officer, director, employee, partner or trustee of such person or any person controlling, controlled by or under common control with such person (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such person). The term "PERSON" as used within

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Ashford TRS Corporation
this definition means and includes individuals, corporations, general and limited partnerships, stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof. For the purposes of this definition, "CONTROL" (including the correlative meanings of the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, through the ownership of voting securities, partnership interests or other equity interests.

         AHT:  Ashford Hospitality Trust, Inc., a Maryland corporation.

         AWARD:  As defined in SECTION 15.1(c).

         BASE RATE: The rate of interest announced publicly by Citibank, N.A., in New York, New York, from time to time, as such bank's base rate. If no such rate is announced or becomes discontinued, then such other rate as Lessor may reasonably designate.

         BASE RENT:  As defined in ARTICLE III.

         BEVERAGE SALES: Shall mean gross revenue from (i) the sale of wine, beer, liquor or other alcoholic beverages, whether sold in the bar or lounge, delivered to a guest room, sold at meetings or banquets or at any other location at the Leased Property, or (ii) non-alcoholic beverages sold in the bar or lounge. Such revenues shall not include the following:

         (a) Any gratuity or service charge added to a customer's bill or statement in lieu of a gratuity which is paid to an employee;

         (b) Any revenues that are subsequently credited, rebated or refunded in the ordinary course of business; and

         (c) Sales taxes or taxes of any other kind imposed on the sale of alcoholic or other beverages.

         BUSINESS DAY: Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which national banks in the City of Dallas, Texas, or in the municipality wherein the Leased Property is located are closed.

         CAPITAL BUDGET:  As defined in SECTION 24.3.

         CAPITAL EXPENDITURES: Amounts expended to pay the costs of replacement and renewals to the FF&E of the Leased Property and Capital Improvements.

         CAPITAL EXPENDITURE RESERVE:  As defined in SECTION 18.1(a).

         CAPITAL IMPROVEMENTS: Certain non-routine repairs and maintenance to the building(s) of the Leased Property which are normally capitalized under generally accepted accounting principles such as, but not limited to, exterior and interior repainting, resurfacing, building walls, floors, roofs and parking areas, and replacing folding walls and the like, and major repairs,

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Ashford TRS Corporation
alterations, improvements, renewals or replacement to the building structure of the Leased Property or to its mechanical, electrical, heating, ventilating, air conditioning, plumbing or vertical transportation systems.

         CERCLA: The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         CLAIMS:  As defined in SECTION 12.1.

         CODE:  The Internal Revenue Code of 1986, as amended.

         COMMENCEMENT DATE: The date set forth in SECTION 1.2 as the commencement date with respect to the Facility.

         CONDEMNATION:  As defined in SECTION 15.1(a).

         CONDEMNOR:  As defined in SECTION 15.1(d).

         CONSUMER PRICE INDEX: Consumer Price Index, published for Urban Consumers for the U.S. City Average for all Items, 1982-84 = 100 issued by the Bureau of Labor Statistics of the United States Department of Labor, as published in The Wall Street Journal.

         CPI ADJUSTMENT YEAR: The calendar year next following the year in which the Commencement Date occurs, if the Commencement Date occurs between January 1 and June 30, or the second calendar year following the year in which the Commencement Date occurs, if the Commencement Date occurs between July 1 and December 31.

         DATE OF TAKING:  As defined in SECTION 15.1(b).

         ENCUMBRANCE:  As defined in SECTION 27.7.

         ELIGIBLE INDEPENDENT CONTRACTOR: A management company that meets the following requirements:

         (a) The management company does not permit wagering activities to be conducted at or in connection with the Facility.

         (b) The management company does not own, directly or indirectly (within the meaning of Section 856(d)(5) of the Code), more than 35% of the outstanding stock of AHT.

         (c) No more than 35% of its partnership interest (in its assets or net profits) is owned, directly or indirectly (within the meaning of Section 856(d)(5) of the Code), by one or more Persons owning 35% (within the meaning of Section 856(d) of the Code) or more of the outstanding stock of AHT.

         (d) Neither AHT, the Lessor, nor the Lessee, derives any income from the management company or any of its subsidiaries.

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Ashford TRS Corporation

         (e) At the time that the management company enters into a management agreement with the Lessee to operate the Leased Property, the management company (or any "RELATED PERSON" within the meaning of Section 856(d)(9)(F) of the Code) is actively engaged in the trade or business of operating "qualified lodging facilities" within the meaning of Section 856(d)(9)(D) of the Code for any Person who is not a "related person" within the meaning of Section 856(d)(9)(F) of the Code with respect to AHT or the Lessee (an "UNRELATED PERSON"). For purposes of determining whether the requirement of this paragraph (e) has been met, a management company shall be treated as being "actively engaged" in such a trade or business if the management company (i) derives at least 10% of both its profits and revenue from operating "qualified lodging facilities" within the meaning of Section 856(d)(9)(D) of the Code for Unrelated Persons or (ii) complies with any regulations or other administrative guidance under Section 856(d)(9) of the Code that provide a "safe harbor" rule with respect to the amount of hotel management business with Unrelated Persons that is necessary to qualify as an "eligible independent contractor" within the meaning of such Code section.

                           A "qualified lodging facility" is defined in Section
                  856(d)(9)(D) of the Code and means a "Lodging Facility" (defined below), unless wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is fully authorized to engage in such business at or in connection with such facility. A "LODGING FACILITY" is a hotel, motel or other establishment more than one-half of the dwelling units in which are used on a transient basis, and includes customary amenities and facilities operated as party of, or associated with, the lodging facility so long as such amenities and facilities are customary for other properties of a comparable size and class owned by other owners unrelated to AHT.

         ENVIRONMENTAL AUTHORITY: Any department, agency or other body or component of any Government that exercises any form of jurisdiction or authority under any Environmental Law.

         ENVIRONMENTAL AUTHORIZATION: Any license, permit, order, approval, consent, notice, registration, filing or other form of permission or authorization required under any Environmental Law.

         ENVIRONMENTAL LAWS: All applicable federal, state, local and foreign laws and regulations relating to pollution of the environment (including without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, a Release or threatened Release of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. Environmental Laws include but are not limited to CERCLA, FIFRA, RCRA, SARA and TSCA.

         ENVIRONMENTAL LIABILITIES: Any and all obligations to pay the amount of any judgment or settlement, the cost of complying with any settlement, judgment or order for injunctive or other equitable relief, the cost of compliance or corrective action in response to any notice, demand or request from an Environmental Authority, the amount of any civil penalty or criminal

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Ashford TRS Corporation
fine, and any court costs and reasonable amounts for attorney's fees, fees for witnesses and experts, and costs of investigation and preparation for defense of any claim or any Proceeding, regardless of whether such Proceeding is threatened, pending or completed, that may be or have been asserted against or imposed upon Lessor, Lessee, any Predecessor, the Leased Property or any property used therein and arising out of:

         (a) Failure of Lessee, Lessor, any Predecessor or the Leased Property to comply at any time with all Environmental Laws;

         (b) Presence of any Hazardous Materials on, in, under, at or in any way affecting the Leased Property;

         (c) A Release at any time of any Hazardous Materials on, in, at, under or in any way affecting the Leased Property;

         (d) Identification of Lessee, Lessor or any Predecessor as a potentially responsible party under CERCLA or under any Environmental Law similar to CERCLA;

         (e) Presence at any time of any above-ground and/or underground storage tanks, as defined in RCRA or in any applicable Environmental Law on, in, at or under the Leased Property or any adjacent site or facility; or

         (f) Any and all claims for injury or damage to persons or property arising out of exposure to Hazardous Materials originating or located at the Leased Property, or resulting from operation thereof or any adjoining property.

         EVENT OF DEFAULT:  As defined in SECTION 16.1.

         EXPIRATION DATE: The date set forth in SECTION 1.2 as the expiration date with respect to the Facility.

         FACILITY: The hotel and/or other facility offering lodging and other services or amenities being operated or proposed to be operated on the Leased Property.

         FF&E:  Shall mean all Fixtures, furniture, furnishings and equipment.

         FIFRA: The Federal Insecticide, Fungicide, and Rodenticide Act, as amended.

         FIRST ANNUAL ROOM REVENUES BREAK POINT: The amount of Room Revenues for the applicable Lease Year corresponding to such term as set forth on EXHIBIT "B".

         FIRST TIER ROOM REVENUE PERCENTAGE: The percentage corresponding to such term as set forth on EXHIBIT "B".

         FISCAL YEAR:  The 12-month period from January 1 to December 31.

         FIXTURES:  As defined in SECTION 1.1(d).

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Ashford TRS Corporation

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

         FOOD SALES: Shall mean gross revenue from the sale, for on-site consumption, of food and non-alcohol beverages sold at the Leased Property, including in respect to guest rooms, banquet rooms, meeting rooms and other similar rooms. Such revenues shall not include the following:

         (a)      Vending machine sales;

         (b) Any gratuities or service charges added to a customer's bill or statement in lieu of a gratuity which is paid to an employee;

         (c)      Non-alcoholic beverages sold from the bar or lounge;

         (d) Sales taxes or taxes of any other kind imposed on the sale of food or non-alcoholic beverages; and

         (e) Any revenues that are subsequently credited, refunded or rebated in the ordinary course of business.

         FRANCHISE AGREEMENT: Any franchise license agreement with a national franchisor under which the Facility is operated.

         FULL REPLACEMENT COST:  As defined in SECTION 13.2.

         GAAP: GAAP shall mean, as of any date of determination, accounting principles (a) set forth as generally accepted in then currently effective Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) set forth as generally accepted in then currently effective Statements of the Financial Accounting Standards Board or
(c) that are then approved by such other entity as may be approved by a significant segment of the accounting profession in the United States of America. The term "consistently applied," as used in connection therewith, means that the accounting principles applied are consistent in all material respects to those applied at prior dates or for prior periods.

         GOVERNMENT: The United States of America, any state, district or territory thereof, any foreign nation, any state, district, department, territory or other political division thereof, or any political subdivision of any of the foregoing.

         GROSS REVENUES: shall mean all revenues and receipts of every kind received from operating the Facility and all departments and parts thereof, including but not limited to, income from both cash and credit transactions, income from the rental of rooms, stores, offices, banquet rooms, conference rooms, exhibits or sale space of every kind, license, lease and concession fees and rentals (not including gross receipts of licensees, lessors and concessionaires), vending machines, health club membership fees, food and beverage sales, wholesale and retail sales of merchandise, service charges, and proceeds, if any, from business interruption or other loss of income insurance; provided, however, Gross Revenues shall not include (a) gratuities to the Facility' employees, (b) federal, state or municipal excise, sales or use taxes or similar impositions collected directly from customers, patrons or guests or included as part of the sales prices of any goods or services paid over to federal, state or municipal governments, (c) property

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Ashford TRS Corporation
insurance or condemnation proceeds (excluding proceeds from business interruption coverage), (d) proceeds from the sale or refinance of assets other than sales in the ordinary course of business, (e) funds furnished by the Lessor, (f) judgments and awards, (g) the amount of all credits, rebates or refunds (which shall be deductions from Gross Revenues) to customers, patrons or guests, (h) the value of complimentary rooms, food and beverages, (i) interest income, (j) lease security deposits, and (k) items constituting "allowances" under the Uniform System.

         HAZARDOUS MATERIALS: All chemicals, pollutants, contaminants, wastes and toxic substances, including without limitation:

         (a) Solid or hazardous waste, as defined in RCRA or in any Environmental Law;

         (b) Hazardous substances, as defined in CERCLA or in any Environmental Law;

         (c)      Toxic substances, as defined in TSCA or in any Environmental
                  Law;

         (d) Insecticides, fungicides, or rodenticides, as defined in FIFRA or in any Environmental Law; and

         (e) Gasoline or any other petroleum product or byproduct, polychlorinated biphenols, asbestos and urea formaldehyde.

         IMPOSITIONS: Collectively, all taxes (including, without limitation, all ad valorem, sales and use, single business, gross receipts, transaction privilege, rent or similar taxes as the same relate to or are imposed upon Lessee or its business conducted upon the Leased Property), assessments (including, without limitation, all assessments for public improvements or benefit, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term), ground rents, water, sewer or other rents and charges, excises, tax inspection, authorization and similar fees and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property or the business conducted thereon by Lessee (including all interest and penalties thereon caused by any failure in payment by Lessee), which at any time prior to, during or with respect to the Term hereof may be assessed or imposed on or with respect to or be a lien upon (a) Lessor's interest in the Leased Property, (b) the Leased Property, or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on or in connection with the Leased Property, or the leasing or use of the Leased Property or any part thereof by Lessee. Nothing contained in this definition of Impositions shall be construed to require Lessee to pay
(1) any tax based on net income (whether denominated as a franchise or capital stock or other tax) imposed on Lessor or any other person, or (2) any net revenue tax of Lessor or any other person, or (3) any tax imposed with respect to the sale, exchange or other disposition by Lessor of any Leased Property or the proceeds thereof, or (4) any single business, gross receipts (other than a tax on any rent received by Lessor from Lessee), transaction, privilege or similar taxes as the same relate to or are imposed upon Lessor, except to the extent that any tax, assessment, tax levy or charge that Lessee is obligated to pay pursuant to the first sentence of this definition and that is in effect at any time during the Term hereof is totally or

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partially repealed, and a tax, assessment, tax levy or charge set forth in clause (1) or (2) is levied, assessed or imposed expressly in lieu thereof.

         IMPROVEMENTS:  As defined in SECTION 1.1(b).

         INDEMNIFIED PARTY: Either Lessee Indemnified Party or a Lessor Indemnified Party.

         INDEMNIFYING PARTY: Any party obligated to indemnify an Indemnified Party pursuant to SECTIONS 8.3 OR 22.1.

         INSURANCE REQUIREMENTS: All terms of any insurance policy required by this Lease and all requirements of the issuer of any such policy.

         INVENTORY: All "INVENTORIES OF MERCHANDISE" and "INVENTORIES OF SUPPLIES" as defined in the Uniform System and including any property of the type described in Section 1221(1) of the Code.

         LAND:  As defined in SECTION 1.1(a).

         LEASE:  This Lease Agreement.

         LEASE YEAR: Any 12-month period from January 1 through December 31 during the Term, or any shorter period at the beginning or end of the Term.

         LEASED PROPERTY:  As defined in SECTION 1.1.

         LEGAL REQUIREMENTS: All federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting either the Leased Property or the maintenance, construction, use or alteration thereof (whether by Lessee or otherwise), whether or not hereafter enacted and in force, including (a) all laws, rules or regulations pertaining to the environment, occupational health and safety and public health, safety or welfare, and (b) any laws, rules or regulations that may (1) require repairs, modifications or alterations in or to the Leased Property or (2) in any way adversely affect the use and enjoyment thereof; and all permits, licenses and authorizations and regulations relating thereto and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Lessee (other than encumbrances created by Lessor without the consent of Lessee), at any time in force affecting the Leased Property.

         LESSEE: The Lessee designated on this Lease and its respective permitted successors and assigns.

         LESSEE INDEMNIFIED PARTY: Lessee, any Affiliate of Lessee, any other Person against whom any claim for indemnification may be asserted hereunder as a result of a direct or indirect ownership interest (including a stockholder's interest) in Lessee, the officers, directors, stockholders, employees, agents and representatives of Lessee and any corporate stockholder, agent, or representative of Lessee, and the respective heirs, personal representatives, successors and assigns of any such officer, director, stockholder, employee, agent or representative.

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         LESSEE'S PERSONAL PROPERTY:  As defined in SECTION 6.2.

         LESSOR: The Lessor designated on this Lease and its respective successors and assigns.

         LESSOR INDEMNIFIED PARTY: Lessor, any Affiliate of Lessor, including AHT, any other Person against whom any claim for indemnification may be asserted hereunder as a result of a direct or indirect ownership interest in Lessor, the officers, trustees, directors, stockholders, partners, members, employees, agents and representatives of any of the foregoing Persons and of any stockholder, partner, member, agent, or representative of any of the foregoing Persons, and the respective heirs, personal representatives, successors and assigns of any such officer, trustee, director, partner, member, stockholder, employee, agent or representative.

         LICENSES:  As defined in SECTION 27.1.

         MANAGEMENT AGREEMENT:  As defined in SECTION 19.2.

         MANAGER:  As defined in SECTION 19.2.

         NOTICE:  A notice given pursuant to ARTICLE XXVI.

         OFFICER'S CERTIFICATE: A certificate of Lessee signed by the chief financial officer or another officer authorized so to sign by the board of directors or by-laws of Lessee, or any other person whose power and authority to act has been authorized by delegation in writing by any such officer.

         OPERATING BUDGET:  As defined in SECTION 24.2.

         OTHER REVENUE PERCENTAGE: The percentage corresponding to such term as set forth on EXHIBIT "B".

         OTHER REVENUES: All revenues, receipts, and income of any kind derived directly or indirectly from or in connection with the Facility and included in Gross Revenues, other than Room Revenues, Food Sales and Beverage Sales.

         OVERDUE RATE: On any date, a rate equal to the Base Rate plus 5% per annum, but in no event greater than the maximum rate then permitted under applicable law.

         PAYMENT DATE: Any due date for the payment of any installment of Base Rent.

         PERCENTAGE RENT:  As defined in SECTION 3.1(b).

         PERIOD REVENUES COMPUTATION:  As defined in SECTION 3.1(b).

         PERSON: Any Government, natural person, corporation, partnership or other legal entity.

         PREDECESSOR: Any Person whose liabilities arising under any Environmental Law have or may have been retained or assumed by Lessee, either contractually or by operation of law, relating to the Leased Property.

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         PRIMARY INTENDED USE:  As defined in SECTION 7.2(b).

         PROCEEDING: Any judicial action, suit or proceeding (whether civil or criminal), any administrative proceeding (whether formal or informal), any investigation by a governmental authority or entity (including a grand jury), and any arbitration, mediation or other non-judicial process for dispute resolution.

         RCRA:  The Resource Conservation and Recovery Act, as amended.

         REAL ESTATE TAXES: All real estate taxes, including general and special assessments, if any, which are imposed upon the Land, and any improvements thereon.

         REIT REQUIREMENTS:  As defined in SECTION 19.1(a).

         RELEASE: A "Release" as defined in CERCLA or in any Environmental Law, unless such Release has been properly authorized and permitted in writing by all applicable Environmental Authorities or is allowed by such Environmental Law without authorizations or permits.

         RENT:  As defined in SECTION 3.1.

         ROOM REVENUES: Shall mean gross revenue from the rental of guest rooms, whether to individuals, groups or transients, but excluding the following:

         (a) The amount of all credits, rebates or refunds to customers, guests or patrons;

         (b) All sales taxes or any other taxes imposed on the rental of such guest rooms; and

         (c) Any fees collected for amenities including, but not limited to: telephone, laundry, Internet, movies or concessions.

         SARA: The Superfund Amendments and Reauthorization Act of 1986, as amended.

         SECOND ANNUAL ROOM REVENUES BREAK POINT: The amount of Room Revenues for the applicable Lease Year corresponding to such term as set forth on EXHIBIT "B".

         SECOND TIER ROOM REVENUE PERCENTAGE: The percentage corresponding to such term as set forth on EXHIBIT "B".

         STATE: The State or Commonwealth of the United States in which the Leased Property is located.

         SUBSIDIARIES: One or more corporations in which Lessee owns, directly or indirectly, more than 50% of the voting stock or control, as applicable.

         TAKING: A taking or voluntary conveyance during the Term hereof of all or part of the Leased Property, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any Condemnation or other eminent domain proceeding affecting the Leased Property whether or not the same shall have actually been commenced.

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

         TERM:  As defined in SECTION 1.2.

         THIRD TIER ROOM REVENUE PERCENTAGE: The percentage corresponding to such term as set forth on EXHIBIT "B".

         TSCA:  The Toxic Substances Control Act, as amended.

         UNAVOIDABLE DELAY: Delays due to acts of God (including adverse weather conditions), acts of the state or federal government in its sovereign or contractual capacity, war, civil disturbance, riot or mob violence, terrorism, earthquake, flood, fire or other casualty, epidemic, quarantine restriction, labor strikes or lockout, freight embargo, or similar causes beyond the control of the parties hereto.

         UNECONOMIC FOR ITS PRIMARY INTENDED USE: A state or condition of the Facility such that, in the good faith judgment of Lessee, reasonably exercised and evidenced by the resolution of the board of directors or other governing body of Lessee, the Facility cannot be operated on a commercially practicable basis for its Primary Intended Use, taking into account, among other relevant factors, the number of usable rooms and projected revenues, such that Lessee intends to, and shall, complete the cessation of operations at the Leased Facility.

         UNIFORM SYSTEM: Shall mean the Uniform System of Accounts for the Lodging Industry, 9th Revised Edition, as may be modified from time to time by the International Association of Hospitality Accountants.

         UNSUITABLE FOR ITS PRIMARY INTENDED USE: A state or condition of the Facility such that, in the good faith judgment of Lessee, reasonably exercised and evidenced by the resolution of the board of directors or other governing body of Lessee, due to casualty damage or loss through Condemnation, the Facility cannot function as an integrated hotel facility consistent with standards applicable to a well maintained and operated hotel.

                                  ARTICLE III
                 BASE RENT; PERCENTAGE RENT; ADDITIONAL CHARGES

         3.1 RENT. Lessee will pay to Lessor, in lawful money of the United States of America which shall be legal tender for the payment of public and private debts, in immediately available funds, at Lessor's address set forth in
ARTICLE II hereof or at such other place or to such other Person, as Lessor from time to time may designate in a Notice, the greater of the following:

         (a) Base Rent: the annual amount of Base Rent set forth on EXHIBIT "B" (the "BASE RENT"), which shall be payable one-twelfth (1/12th) monthly in arrears on or before the first Business Day of the subsequent calendar month beginning on the date as set forth on EXHIBIT "B"; provided, however, that Base Rent shall be prorated as to any partial Lease Year; plus

         (b) Percentage Rent: an amount of percentage rent ("PERCENTAGE RENT"), calculated for each calendar quarter, equal to the Period Revenues Computation through the end of such calendar quarter for the applicable Lease Year, which amount shall be payable on or before the

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

fifteenth (15th) day of the following calendar quarter, beginning on the date as set forth on EXHIBIT "B".

         The term "PERIOD REVENUES COMPUTATION" as used herein shall mean the amount equal to the sum of, for the applicable Lease Year, (i) an amount equal to the First Tier Room Revenue Percentage of all "Lease Year to date" Room Revenues up to (but not exceeding) the First Annual Room Revenues Break Point,
(ii) an amount equal to the Second Tier Room Revenue Percentage of all "Lease Year to date" Room Revenues in excess of the First Annual Room Revenues Break Point but not exceeding the Second Annual Room Revenues Break Point, (iii) an amount equal to the Third Tier Room Revenue Percentage of all "Lease Year to date" Room Revenues in excess of the Second Annual Room Revenues Break Point, and (iv) an amount equal to the Other Revenue Percentage of all "Lease Year to date" Other Revenues.

         If the Term begins or ends in the middle of a calendar year, then the number of calendar quarters falling within the Term during such calendar year shall constitute a separate Lease Year. In that event, the First Annual Room Revenues Break Point and the Second Annual Room Revenues Break Point shall be multiplied by a fraction equal to (x) the number of calendar quarters (including partial calendar quarters) in the Lease Year divided by (y) four.

         (c) Officer's Certificates. Additionally, an Officer's Certificate in form reasonably acceptable to Lessor shall be delivered to Lessor quarterly of each Lease Year during the Term with each Percentage Rent payment, setting forth the calculation of such rent payment for such quarter. Such quarterly payments shall be as set forth in SECTION 3.1(b).

         In addition, on or before January 25 of each year, commencing with January 25 first following the end of the Fiscal Year in which the Commencement Date occurs, Lessee shall deliver to Lessor an Officer's Certificate reasonably acceptable to Lessor setting forth the computation of Percentage Rent accrued and paid during the Fiscal Year that ended on the immediately preceding December
31. If the annual Percentage Rent due and payable for any Fiscal Year (as shown in the applicable Officer's Certificate) exceeds the amount actually paid as Percentage Rent by Lessee for such year, Lessee shall pay such excess to Lessor at the time such certificate is delivered. If the Percentage Rent actually due and payable for such Fiscal Year is shown by such certificate to be less than the amount actually paid as Percentage Rent for the applicable Fiscal Year, Lessor, at its option, shall reimburse such amount to Lessee or credit such amount against the following months' Rent payments.

         Any difference between the annual Percentage Rent due and payable for any Fiscal Year (as shown in the applicable Officer's Certificate or as adjusted pursuant to this SECTION 3.1(c)) and the total amount of quarterly payments for such Fiscal Year actually paid by Lessee as Percentage Rent, whether in favor of Lessor or Lessee, shall bear interest at the Overdue Rate, which interest shall accrue from the close of such Fiscal Year until the amount of such difference shall be paid or otherwise discharged. Any such interest payable to Lessor shall be deemed to be and shall be payable as Additional Charges.

         The obligation to pay Percentage Rent shall survive the expiration or earlier termination of the Term, and a final reconciliation, taking into account, among other relevant adjustments, any adjustments which are accrued after such expiration or termination date but which related to

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Percentage Rent accrued prior to such termination date, and Lessee's good faith best estimate of the amount of any unresolved contractual allowances, shall be made not later than two years after such expiration or termination date, but Lessee shall advise Lessor within sixty (60) days after such expiration or termination date of Lessee's best estimate at that time of the approximate amount of such adjustments, which estimate shall not be binding on Lessee or have any legal effect whatsoever.

         (d) CPI Adjustments to Rent. For each Fiscal Year of the Term beginning on or after the CPI Adjustment Year, the Base Rent then in effect, and the threshold Room Revenues then included in the Period Revenues Computations set forth in SECTION 3.1(b) shall be adjusted from time to time beginning in the CPI Adjustment Year as follows:

         (1) The average Consumer Price Index for the most recently ended Fiscal Year shall be divided by the average Consumer Price Index for the immediately preceding Fiscal Year.

         (A) The new Base Rent for the then current Fiscal Year shall be the adjusted amount obtained by multiplying the Base Rent for the immediately preceding Fiscal Year by the quotient obtained in subparagraph (d)(1) above.

         (B) The new threshold dollar amount in the Period Revenues Computations described in SECTION 3.1(b) above for the then current Fiscal Year shall be the product of the threshold dollar amount of Room Revenues in effect in the most recently ended Fiscal Year and the quotient obtained in subparagraph (d)(1) above.

         By way of example, if the CPI Adjustment Year were 2002, the amount of Base Rent and the threshold Room Revenues amounts in the Period Revenues Computations for the Fiscal Year commencing January 1, 2003 would be adjusted to reflect any change in the average Consumer Price Index from the Fiscal Year ended December 31, 2001 as compared to the Fiscal Year ended December 31, 2002. Base Rent and the threshold Room Revenues amounts in the Period Revenues Computations for the Fiscal Year commencing January 1, 2004 would be the Base Rent and threshold Room Revenues amounts applicable for the fiscal year ended December 31, 2003 as further adjusted to reflect any change in the average Consumer Price Index from December 31, 2003 as compared to December 31, 2002.

         Lessor shall calculate the annual adjustments as soon as reasonably possible after the Consumer Price Index becomes available and shall notify Lessee in writing of the amount of the annual adjustment, together with a copy of the computation showing the adjustment amount. Adjustments calculated as set forth above in the Base Rent and threshold Room Revenues amounts shall be effective on January 1 of the Fiscal Year to which such adjusted amounts apply. If Rent is paid in any Fiscal Year prior to the determination of the amount of any adjustment to Base Rent or the threshold Room Revenues applicable for such Fiscal Year, payment adjustments for any shortfall in or overpayment of rent paid shall be made with the first Base Rent payment due after the amount of the adjustments are determined.

         The "AVERAGE CONSUMER PRICE INDEX" for any period shall be the average of the Consumer Price Index for each month during the period.

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

         (2) If (i) a significant change is made in the number or nature (or both) of items used in determining the Consumer Price Index, or (ii) the Consumer Price Index shall be discontinued for any reason, the Bureau of Labor Statistics shall be requested to furnish a new index comparable to the Consumer Price Index, together with information which will make possible a conversion to the new index in computing the adjustments to Rent hereunder. If for any reason the Bureau of Labor Statistics does not furnish such an index and such information, the parties will instead mutually select, accept and use such other index or comparable statistics on the cost of living that is computed and published by an agency of the United States or a responsible financial periodical of recognized authority.

         (e) Capital Expenditures. The amounts funded to the Capital Expenditure Reserve shall be a credit to Rent payable hereunder.

         3.2 CONFIRMATION OF PERCENTAGE RENT. Lessee shall utilize, or cause to be utilized, an accounting system for the Leased Property in accordance with its usual and customary practices, and in accordance with GAAP and the Uniform System, that will accurately record all data necessary to compute Percentage Rent, and Lessee shall retain, for at least four (4) years after the expiration of each Fiscal Year (and in any event until the reconciliation described in SECTION 3.1(c) for such Fiscal Year has been made), reasonably adequate records conforming to such accounting system showing all data necessary to compute Percentage Rent for the applicable Fiscal Years. Lessor, at its expense (except as provided hereinbelow), shall have the right from time to time by its accountants or representatives to audit the information that formed the basis for the data set forth in any Officer's Certificate provided under SECTION 3.1(c) and, in connection with such audits, to examine all Lessee's records (including supporting data, franchisor reports and sales and excise tax returns) reasonably required to verify Percentage Rent, subject to any prohibitions or limitations on disclosure of any such data under Legal Requirements. If any such audit discloses a deficiency in the payment of Percentage Rent, and either Lessee agrees with the result of such audit or the matter is otherwise determined or compromised, Lessee shall forthwith pay to Lessor the amount of the deficiency, as finally agreed or determined, together with interest at the Overdue Rate from the date when said payment should have been made to the date of payment thereof; provided, however, that as to any audit that is commenced more than two years after the date Percentage Rent for any Fiscal Year is reported by Lessee to Lessor, the deficiency, if any, with respect to such Percentage Rent shall bear interest at the Overdue Rate only from the date such determination of deficiency is made unless such deficiency is the result of gross negligence or willful misconduct on the part of Lessee, in which case interest at the Overdue Rate will accrue from the date such payment should have been made to the date of payment thereof. If any such audit discloses that the Percentage Rent actually due from Lessee for any Fiscal Year exceed those reported and paid by Lessee by more than 3%, Lessee shall pay the cost of such audit and examination. Any proprietary information obtained by Lessor pursuant to the provisions of this Section shall be treated as confidential, except that such information may be used, subject to appropriate confidentiality safeguards, in any litigation between the parties and except further that Lessor may disclose such information to prospective lenders. The obligations of Lessee contained in this Section shall survive the expiration or earlier termination of this Lease.

         3.3 ADDITIONAL CHARGES. In addition to the Base Rent and Percentage Rent, (a) Lessee also will pay and discharge as and when due and payable all other amounts, liabilities, obligations and Impositions that Lessee assumes or agrees to pay under this Lease, and (b) in the event of any failure on the part of Lessee to pay any of those items referred to in clause (a) of

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

this SECTION 3.3, Lessee also will promptly pay and discharge every fine, penalty, interest and cost that may be added for non-payment or late payment of such items (the items referred to in clauses (a) and (b) of this SECTION 3.3 being additional rent hereunder and being referred to herein collectively as the "ADDITIONAL CHARGES"), and Lessor shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease or by statute or otherwise in the case of non-payment of the Additional Charges as in the case of non-payment of the Base Rent, including, but not limited to, the right, but not the obligation to pay such Additional Charges on behalf of the Lessee and to require reimbursement thereof by Lessee, together with interest thereon at the Overdue Rate. If any installment of Base Rent, Percentage Rent or Additional Charges (but only as to those Additional Charges that are payable directly to Lessor) shall not be paid on its due date, Lessee will pay Lessor on demand, as Additional Charges, a late charge (to the extent permitted by law) computed at the Overdue Rate on the amount of such installment, from the due date of such installment to the date of payment thereof. To the extent that Lessee pays any Additional Charges to Lessor pursuant to any requirement of this Lease, Lessee shall be relieved of its obligation to pay such Additional Charges to the entity to which they would otherwise be due and Lessor shall pay same from monies received from Lessee.

         3.4 NET LEASE PROVISION. The Rent shall be paid absolutely net to Lessor, so that this Lease shall yield to Lessor the full amount of the installments of Base Rent, Percentage Rent and Additional Charges throughout the Term, all as more fully set forth in ARTICLE V, but subject to any other provisions of this Lease that expressly provide for adjustment or abatement of Rent or other charges or expressly provide that certain expenses or maintenance shall be paid or performed by Lessor.

         3.5 CONVERSION OF PROPERTY. If, during the Term, Lessee wishes to cease food and beverage operations or institute food and beverage operations at the Facility (all in accordance with the requirements of any applicable Franchise Agreement), Lessee shall give Notice of such desire to Lessor. If, during the Term, Lessor wishes (a) Lessee to cease food and beverage operations or to institute food and beverage operations at the Facility (all in accordance with the requirements of any applicable Franchise Agreement), or (b) to change the franchise affiliation of the Facility or to make substantial renovations to the Facility, Lessor shall give Notice thereof to Lessee. Following any such notice, Lessor and Lessee shall commence negotiations to adjust Rent to reflect the proposed renovation or change to the operation of the Facility, each acting reasonably and in good faith, and subject to Lessor's reasonable satisfaction that any Rent adjustment will not adversely affect AHT's status as a real estate investment trust under the Code. All other terms of this Lease will remain substantially the same. During negotiations, which shall not extend beyond sixty
(60) days, Lessee shall not "convert" the Facility and Lessor shall not change the franchise or commence substantial renovations and Lessee shall continue fulfilling its obligations under the existing terms of this Lease. If no agreement is reached after such 60-day period, Lessee or Lessor, as appropriate, shall withdraw such notice and this Lease shall continue in full force.

                                   ARTICLE IV
                                   IMPOSITIONS

         4.1 PAYMENT OF IMPOSITIONS. Subject to ARTICLE XII relating to permitted contests, Lessee will pay, or cause to be paid, all Impositions (other than Real Estate Taxes, which shall be

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

paid by Lessor) before any fine, penalty, interest or cost may be added for non-payment, such payments to be made directly to the taxing or other authorities where feasible, and will promptly furnish to Lessor copies of official receipts or other satisfactory proof evidencing such payments. Lessee's obligation to pay such Impositions shall be deemed absolutely fixed upon the date such Impositions become a lien upon the Leased Property or any part thereof. If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Lessee may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and in such event, shall pay such installments during the Term hereof (subject to Lessee's right of contest pursuant to the provisions of ARTICLE XII) as the same respectively become due and before any fine, penalty, premium, further interest or cost may be added thereto. Lessor, at its expense, shall, to the extent required or permitted by applicable law, prepare and file all tax returns in respect of Lessor's net income, gross receipts, sales and use, single business, transaction privilege, rent, ad valorem, franchise taxes, Real Estate Taxes and taxes on its capital stock, and Lessee, at its expense, shall, to the extent required or permitted by applicable laws and regulations, prepare and file all other tax returns and reports in respect of any Imposition as may be required by governmental authorities. If any refund shall be due from any taxing authority in respect of any Imposition paid by Lessee, the same shall be paid over to or retained by Lessee if no Event of Default shall have occurred hereunder and be continuing. If an Event of Default shall have occurred and be continuing, any such refund shall be paid over to or retained by Lessor. Any such funds retained by Lessor due to an Event of Default shall be applied as provided in ARTICLE
XVI. Lessor and Lessee shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. Lessee shall file all personal property tax returns in such jurisdictions where it is legally required to so file. Lessor, to the extent it possesses the same, and Lessee, to the extent it possesses the same, will provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property. Where Lessor is legally required to file personal property tax returns, Lessor shall provide Lessee with copies of assessment notices in sufficient time for Lessee to file a protest. Lessee may, upon notice to Lessor, at Lessee's option and at Lessee's sole expense, protest, appeal, or institute such other proceedings (in its or Lessor's name) as Lessee may deem appropriate to effect a reduction of real estate or personal property assessments for those Impositions to be paid by Lessee, and Lessor, at Lessee's expense as aforesaid, shall fully cooperate with Lessee in such protest, appeal, or other action. Lessee hereby agrees to indemnify, defend, and hold harmless Lessor from and against any claims, obligations, and liabilities against or incurred by Lessor in connection with such cooperation. Billings for reimbursement of personal property taxes by Lessee to Lessor shall be accompanied by copies of a bill therefor and payments thereof which identify the personal property with respect to which such payments are made. Lessor, however, reserves the right to effect any such protest, appeal or other action and, upon notice to Lessee, shall control any such activity, which shall then go forward at Lessor's sole expense. Upon such notice, Lessee, at Lessor's expense, shall cooperate fully with such activities.

         4.2 NOTICE OF IMPOSITIONS. To the extent Lessor is notified of any Impositions, Lessor shall give prompt Notice to Lessee of such Impositions payable by Lessee hereunder, provided that Lessor's failure to give any such Notice shall in no way diminish Lessee's

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obligations hereunder to pay such Impositions, but such failure shall obviate any default hereunder for a reasonable time after Lessee receives Notice of any Imposition which it is obligated to pay during the first taxing period applicable thereto.

         4.3 ADJUSTMENT OF IMPOSITIONS. Impositions imposed in respect of the tax-fiscal period during which the Term terminates shall be adjusted and prorated between Lessor and Lessee, whether or not such Imposition is imposed before or after such termination, and Lessee's obligation to pay its prorated share thereof after termination shall survive such termination.

         4.4 UTILITY CHARGES. Lessee will be solely responsible for obtaining and maintaining utility services to the Leased Property and will pay or cause to be paid all charges for electricity, gas, oil, water, sewer and other utilities used in the Leased Property during the Term.

                                   ARTICLE V
                            NO TERMINATION; ABATEMENT

         5.1 NO TERMINATION, ABATEMENT, ETC. Except as otherwise specifically provided in this Lease, Lessee, to the extent permitted by law, shall remain bound by this Lease in accordance with its terms and shall neither take any action without the written consent of Lessor to modify, surrender or terminate the same, nor seek nor be entitled to any abatement, deduction, deferment or reduction of the Rent, or setoff against the Rent, nor shall the obligations of Lessee be otherwise affected by reason of (a) any damage to, or destruction of, any Leased Property or any portion thereof from whatever cause or any Taking of the Leased Property or any portion thereof, (b) the lawful or unlawful prohibition of, or restriction upon, Lessee's use of the Leased Property, or any portion thereof, or the interference with such use by any Person, corporation, partnership or other entity, or by reason of eviction by paramount title, (c) any claim which Lessee has or might have against Lessor by reason of any default or breach of any warranty by Lessor under this Lease or any other agreement between Lessor and Lessee, or to which Lessor and Lessee are parties, (d) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Lessor or any assignee or transferee of Lessor, or (e) for any other cause whether similar or dissimilar to any of the foregoing other than a discharge of Lessee from any such obligations as a matter of law. Lessee hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law to (1) modify, surrender or terminate this Lease or quit or surrender the Leased Property or any portion thereof, or (2) entitle Lessee to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Lessee hereunder, except as otherwise specifically provided in this Lease. The obligations of Lessee hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Lessee hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or by termination of this Lease other than by reason of an Event of Default.

         5.2 ABATEMENT PROCEDURES. In the event of a partial Taking as described in SECTION 15.5, the Lease shall not terminate, but the Base Rent shall be abated in the manner and to the extent that is fair, just and equitable to both Lessee and Lessor, taking into consideration, among other relevant factors, the number of usable rooms, the amount of square footage, or the revenues affected by such partial Taking. If Lessor and Lessee are unable to agree upon the amount of

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

such abatement within thirty (30) days after such partial Taking, the matter may be submitted by either party to a court of competent jurisdiction for resolution.

                                   ARTICLE VI
                       PERSONAL PROPERTY; LANDLORD'S LIEN

         6.1 OWNERSHIP OF THE LEASED PROPERTY. Lessee acknowledges that the Leased Property is the property of Lessor and that Lessee has only the right to the possession and use of the Leased Property upon the terms and conditions of this Lease.

         6.2 LESSEE'S PERSONAL PROPERTY. At all times during the Term, Lessee will maintain Inventory as is required to operate the Leased Property in the manner contemplated by this Lease. Lessee may (and shall as provided hereinbelow), at its expense, install, affix or assemble or place on any parcels of the Land or in any of the Improvements, any items of personal property (including Inventory) owned by Lessee (the "LESSEE'S PERSONAL PROPERTY"). Lessee may, subject to the conditions set forth herein, remove any of Lessee's Personal Property upon the expiration or any prior termination of the Term. All of Lessee's Personal Property, other than Inventory, not removed by Lessee within ten days following the expiration or earlier termination of the Term shall be considered abandoned by Lessee and may be appropriated, sold, destroyed or otherwise disposed of by Lessor without first giving Notice thereof to Lessee, without any payment to Lessee and without any obligation to account therefor. Lessee will, at its expense, restore the Leased Property to the condition required by SECTION 9.1(d), including repair of all damage to the Leased Property caused by the removal of Lessee's Personal Property, whether effected by Lessee or Lessor.

         6.3 LESSOR'S LIEN. To the fullest extent permitted by applicable law, Lessor is granted a lien and security interest on all of Lessee's Personal Property now or hereinafter placed in or upon the Leased Property, and such lien and security interest shall remain attached to Lessee's Personal Property until payment in full of all Rent and satisfaction of all of Lessee's obligations hereunder; provided, however, Lessor shall subordinate its lien and security interest to that of any non-Affiliate of Lessee which finances such Lessee's Personal Property or any non-Affiliate conditional seller of such Lessee's Personal Property, the terms and conditions of such subordination to be satisfactory to Lessor in the exercise of reasonable discretion. Lessee shall, upon the request of Lessor, execute such financing statements or other documents or instruments reasonably requested by Lessor to perfect the lien and security interests herein granted.

                                  ARTICLE VII
                                 CONDITIONS; USE

         7.1 CONDITION OF THE LEASED PROPERTY. Lessee acknowledges receipt and delivery of possession of the Leased Property. Lessee has examined and otherwise has knowledge of the condition of the Leased Property and has found the same to be satisfactory for its purposes hereunder. LESSEE IS LEASING THE LEASED PROPERTY "AS IS" IN ITS PRESENT CONDITION. LESSEE WAIVES ANY CLAIM OR ACTION AGAINST LESSOR IN RESPECT OF THE CONDITION OF THE LEASED PROPERTY. LESSOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF

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THE LEASED PROPERTY, OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE,
DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY LESSEE. LESSEE ACKNOWLEDGES THAT THE LEASED PROPERTY HAS BEEN INSPECTED BY LESSEE AND IS SATISFACTORY TO IT. Provided, however, to the extent permitted by law, Lessor hereby assigns to Lessee all of Lessor's rights to proceed against any predecessor in title other than Lessee for breaches of warranties or representations or for defects in the Leased Property. Lessor shall fully cooperate with Lessee in the prosecution of any such claim, in Lessor's or Lessee's name, all at Lessee's sole cost and expense. Lessee hereby agrees to indemnify, defend and hold harmless Lessor from and against any claims, obligations and liabilities against or incurred by Lessor in connection with such cooperation.

         7.2 USE OF THE LEASED PROPERTY.

         (a) Lessee covenants that it will proceed with all due diligence and will exercise its best efforts to obtain and to maintain all approvals needed to use and operate the Leased Property and the Facility under applicable local, state and federal law.

         (b) Lessee shall use or cause to be used the Leased Property only as a hotel facility, and for such other uses as may be necessary or incidental to such use or such other use as otherwise approved by Lessor (the "PRIMARY INTENDED USE"). Lessee shall not use the Leased Property or any portion thereof for any other use without the prior written consent of Lessor, which consent may be granted, denied or conditioned in Lessor's sole discretion. No use shall be made or permitted to be made of the Leased Property, and no acts shall be done, which will cause the cancellation or increase the premium of any insurance policy covering the Leased Property or any part thereof (unless another adequate policy satisfactory to Lessor is available and Lessee pays any premium increase), nor shall Lessee sell or permit to be kept, used or sold in or about the Leased Property any article which may be prohibited by law or fire underwriter's regulations. Lessee shall, at its sole cost, comply with all of the requirements pertaining to the Leased Property of any insurance board, association, organization or company necessary for the maintenance of insurance, as herein provided, covering the Leased Property and Lessee's Personal Property.

         (c) Subject to the provisions of ARTICLES XIV, XV, XXI and XXII, Lessee covenants and agrees that during the Term it will (1) operate or cause to operate continuously the Leased Property as a hotel facility, (2) keep in full force and effect and comply with all the provisions of the Franchise Agreement,
(3) not terminate or amend the Franchise Agreement without the consent of Lessor, (4) maintain appropriate certifications and licenses for such use and
(5) will seek to maximize the gross revenues generated therefrom consistent with sound business practices.

         (d) Lessee shall not commit or suffer to be committed any waste on the Leased Property, or in the Facility, nor shall Lessee cause or permit any nuisance thereon.

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         (e) Lessee shall neither suffer nor permit the Leased Property or any portion thereof, or Lessee's Personal Property, to be used in such a manner as
(1) might reasonably tend to impair Lessor's (or Lessee's, as the case may be) title thereto or to any portion thereof, or (2) may reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Leased Property or any portion thereof, except as necessary in the ordinary and prudent operation of the Facility on the Leased Property.

         7.3 LESSOR TO GRANT EASEMENTS, ETC. Lessor will, from time to time, so long as no Event of Default has occurred and is continuing, at the request of Lessee and at Lessee's cost and expense (but subject to the approval of Lessor, which approval shall not be unreasonably withheld or delayed), (a) grant easements and other rights in the nature of easements with respect to the Leased Property to third parties, (b) release existing easements or other rights in the nature of easements which are for the benefit of the Leased Property, (c) dedicate or transfer unimproved portions of the Leased Property for road, highway or other public purposes, (d) execute petitions to have the Leased Property annexed to any municipal corporation or utility district, (e) execute amendments to any covenants and restrictions affecting the Leased Property and
(f) execute and deliver to any person any instrument appropriate to confirm or effect such grants, releases, dedications, transfers, petitions and amendments (to the extent of its interests in the Leased Property), but only upon delivery to Lessor of an Officer's Certificate stating that such grant, release, dedication, transfer, petition or amendment is not detrimental to the proper conduct of the business of Lessee on the Leased Property and does not materially reduce the value of the Leased Property.

                                  ARTICLE VIII
                         COMPLIANCE WITH APPLICABLE LAWS

         8.1 COMPLIANCE WITH LEGAL AND INSURANCE REQUIREMENTS, ETC. Subject to
SECTION 8.3(b) below and ARTICLE XII relating to permitted contests, and subject further to the obligations of Lessor with respect to Capital Improvements as set forth in SECTION 9.1(b), Lessee, at its expense, will promptly (a) comply with all applicable Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair and restoration of the Leased Property, and
(b) procure, maintain and comply with all appropriate licenses and other authorizations required for any use of the Leased Property and Lessee's Personal Property then being made, and for the proper erection, installation, operation and maintenance of the Leased Property or any part thereof.

         8.2 LEGAL REQUIREMENT COVENANTS. Subject to SECTION 8.3(b) below, Lessee covenants and agrees that the Leased Property and Lessee's Personal Property shall not be used for any unlawful purpose, and that Lessee shall not permit or suffer to exist any unlawful use of the Leased Property by others. Lessee shall acquire and maintain all appropriate licenses, certifications, permits and other authorizations and approvals needed to operate the Leased Property in its customary manner for the Primary Intended Use, and any other lawful use conducted on the Leased Property as may be permitted from time to time hereunder. Lessee further covenants and agrees that Lessee's use of the Leased Property and maintenance, alteration, and operation of the same, and all parts thereof, shall at all times conform to all Legal Requirements, unless the same are finally determined by a court of competent jurisdiction to be unlawful (and Lessee shall cause all such sub-tenants, invitees or others to so comply with all

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Ashford TRS Corporation

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

Legal Requirements). Lessee may, however, upon prior Notice to Lessor, contest the legality or applicability of any such Legal Requirement or any licensure or certification decision if Lessee maintains such action in good faith, with due diligence, without prejudice to Lessor's rights hereunder, and at Lessee's sole expense. If by the terms of any such Legal Requirement compliance therewith pending the prosecution of any such proceeding may legally be delayed without the incurrence of any lien, charge or liability of any kind against the Facility or Lessee's leasehold interest therein and without subjecting Lessee or Lessor to any liability, civil or criminal, for failure so to comply therewith, Lessee may delay compliance therewith until the final determination of such proceeding. If any lien, charge or civil or criminal liability would be incurred by reason of any such delay, Lessee, on the prior written consent of Lessor, which consent shall not be unreasonably withheld, may nonetheless contest as aforesaid and delay as aforesaid provided that such delay would not subject Lessor to criminal liability and Lessee both (a) furnishes to Lessor security reasonably satisfactory to Lessor against any loss or injury by reason of such contest or delay and (b) prosecutes the contest with due diligence and in good faith.

         8.3 ENVIRONMENTAL COVENANTS. Lessor and Lessee (in addition to, and not in diminution of, Lessee's covenants and undertakings in SECTIONS 8.1 AND 8.2 hereof) covenant and agree as follows:

         (a) At all times hereafter until such time as all liabilities, duties or obligations of Lessee to the Lessor under the Lease have been satisfied in full, Lessee shall fully comply with all Environmental Laws applicable to the Leased Property and the operations thereon unless caused by the acts or grossly negligent failures to act of Lessor. Lessee agrees to give Lessor written notice of the following, promptly after Lessee receives knowledge thereof: (1) all Environmental Liabilities; (2) all pending, threatened or anticipated Proceedings, and all notices, demands, requests or investigations, relating to any Environmental Liability or relating to the issuance, revocation or change in any Environmental Authorization required for operation of the Leased Property;
(3) all Releases at, on, in, under or in any way affecting the Leased Property, or any Release at, on, in or under any property adjacent to the Leased Property; and (4) all facts, events or conditions that could reasonably lead to the occurrence of any of the above-referenced matters.

         (b) Lessee hereby agrees to defend, indemnify and save harmless any and all Lessor Indemnified Parties from and against any and all Environmental Liabilities except to the extent caused by the willful misconduct or gross negligence of Lessor.

         (c) Lessor hereby agrees to defend, indemnify and save harmless any and all Lessee Indemnified Parties from and against any and all Environmental Liabilities caused by the willful misconduct or gross negligence of Lessor.

         (d) If any Proceeding is brought against any Indemnified Party in respect of an Environmental Liability with respect to which such Indemnified Party may claim indemnification hereunder the Indemnifying Party, upon request, shall at its sole expense resist and defend such Proceeding, or cause the same to be resisted and defended by counsel designated by the Indemnified Party and approved by the Indemnifying Party, which approval shall not be unreasonably withheld; provided, however, that such approval shall not be required

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

in the case of defense by counsel designated by any insurance company undertaking such defense pursuant to any applicable policy of insurance. Each Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel will be at the sole expense of such Indemnified Party unless such counsel has been approved by the Indemnifying Party, which approval shall not be unreasonably withheld. The Indemnifying Party shall not be liable for any settlement of any such Proceeding made without its consent, which shall not be unreasonably withheld, but if settled with the consent of the Indemnifying Party, or if settled without its consent (if its consent shall be unreasonably withheld), or if there be a final, nonappealable judgment for an adversary party in any such Proceeding, the Indemnifying Party shall indemnify and hold harmless the Indemnified Parties from and against any liabilities incurred by such Indemnified Parties by reason of such settlement or judgement.

         (e) At any time any Indemnified Party has reason to believe circumstances exist which could reasonably result in an Environmental Liability, upon reasonable prior written notice to Lessee stating such Indemnified Party's basis for such belief, an Indemnified Party shall be given immediate access to the Leased Property (including, but not limited to, the right to enter upon, investigate, drill wells, take soil borings, excavate, monitor, test, cap and use available land for the testing of remedial technologies), Lessee's employees, and to all relevant documents and records regarding the matter as to which a responsibility, liability or obligation is asserted or which is the subject of any Proceeding; provided that such access may be conditioned or restricted as may be reasonably necessary to ensure compliance with law and the safety of personnel and facilities or to protect confidential or privileged information. All Indemnified Parties requesting such immediate access and cooperation shall endeavor to coordinate such efforts to result in as minimal interruption of the operation of the Leased Property as practicable.

         (f) The indemnification rights and obligations provided for in this
ARTICLE VIII shall be in addition to any indemnification rights and obligations provided for elsewhere in this Lease.

         (g) The indemnification rights and obligations provided for in this
ARTICLE VIII shall survive the termination of this Lease.

         For purposes of this SECTION 8.3, all amounts for which any Indemnified Party seeks indemnification shall be computed net of (a) any actual income tax benefit resulting therefrom to such Indemnified Party, (b) any insurance proceeds received (net of tax effects) with respect thereto, and (c) any amounts recovered (net of tax effects) from any third parties based on claims the Indemnified Party has against such third parties which reduce the damages that would otherwise be sustained; provided that in all cases, the timing of the receipt or realization of insurance proceeds or income tax benefits or recoveries from third parties shall be taken into account in determining the amount of reduction of damages. Each Indemnified Party agrees to use its reasonable efforts to pursue, or assign to Lessee or Lessor, as the case may be, any claims or rights it may have against any third party which would materially reduce the amount of damages otherwise incurred by such Indemnified Party.

         Notwithstanding anything to the contrary contained in this Lease, if Lessor shall become entitled to the possession of the Leased Property by virtue of the termination of the Lease or repossession of the Leased Property, then Lessor may assign its indemnification rights under

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

SECTION 8.3 of this Lease (but not any other rights hereunder) to any Person to whom the Lessor subsequently transfers the Leased Property, subject to the following conditions and limitations, each of which shall be deemed to be incorporated into the terms of such assignment, whether or not specifically referred to therein:

         (1) The indemnification rights referred to in this section may be assigned only if a known Environmental Liability then exists or if a Proceeding is then pending or, to the knowledge of Lessee or Lessor, then threatened with respect to the Leased Property;

         (2) Such indemnification rights shall be limited to Environmental Liabilities relating to or specifically affecting the Leased Property; and

         (3) Any assignment of such indemnification rights shall be limited to the immediate transferee of Lessor, and shall not extend to any such transferee's successors or assigns.

                                   ARTICLE IX
                             MAINTENANCE AND REPAIRS

         9.1 MAINTENANCE AND REPAIR.

         (a) Except as provided in SECTION 9.1(b) or ARTICLES VIII OR XIV, Lessee, at its sole expense, will keep the Leased Property in good order and repair except for ordinary wear and tear (whether or not the need for such repairs occurred as a result of Lessee's use, any prior use, the elements or the age of the Leased Property, or any portion thereof), and, with reasonable promptness, make all necessary and appropriate repairs, replacements, and improvements thereto of every kind and nature, whether interior or exterior, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the commencement of the Term of this Lease (concealed or otherwise), or required by any governmental agency having jurisdiction over the Leased Property. Lessee, however, shall be permitted to prosecute claims against Lessor's predecessors in title for breach of any representation or warranty or for any latent defects in the Leased Property to be maintained by Lessee unless Lessor is already diligently pursuing such a claim. All repairs shall, to the extent reasonably achievable, be at least equivalent in quality to the original work. Lessee will not take or omit to take any action, the taking or omission of which might materially impair the value or the usefulness of the Leased Property or any part thereof for its Primary Intended Use.

         (b) Except as set forth in ARTICLE XVIII of this Lease, Lessee shall be required to make (at the sole cost and expense of Lessor) all Capital Expenditures required in connection with (i) Emergency Situations, (ii) Legal Requirements, (iii) maintenance of the Franchise Agreement, (iv) the performance by Lessee of its obligations under this Lease, and (v) other additions to the Leased Property as it may reasonably deem appropriate and that are permitted hereunder during the Term.

         (c) Lessee will, upon the expiration or prior termination of the Term, vacate and surrender the Leased Property to Lessor in the condition in which the Leased Property was originally received from Lessor, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease and except for ordinary wear and tear

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

(subject to the obligation of Lessee to maintain the Leased Property in good order and repair, as would a prudent owner, during the entire Term of the Lease, to the extent required in SECTION 9.1(a)), or damage by casualty or Condemnation (subject to the obligations of Lessee to restore or repair as set forth in the Lease.)

         9.2 ENCROACHMENTS, RESTRICTIONS, ETC. If any of the Improvements, at any time, materially encroach upon any property, street or right-of-way adjacent to the Leased Property, or violate the agreements or conditions contained in any lawful restrictive covenant or other agreement affecting the Leased Property, or any part thereof, or impair the rights of others under any easement or right-of-way to which the Leased Property is subject, then promptly upon the request of Lessor or at the behest of any person affected by any such encroachment, violation or impairment, Lessee shall, at its expense, subject to its right to contest the existence of any encroachment, violation or impairment and in such case, in the event of an adverse final determination, either (a) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Lessor or Lessee or (b) make such changes in the Improvements, and take such other actions, as Lessee in the good faith exercise of its judgment deems reasonably practicable to remove such encroachment, and to end such violation or impairment, including, if necessary, the alteration of any of the Improvements, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Improvements for the Primary Intended Use substantially in the manner and to the extent the Improvements were operated prior to the assertion of such violation, impairment or encroachment. Any such alteration shall be made in conformity with the applicable requirements of ARTICLE X. Lessee's obligations under this SECTION
9.2 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance held by Lessor.

                                   ARTICLE X
                                   ALTERATIONS

         10.1 ALTERATIONS. Lessor shall have the right to make additions, modifications or improvements to the Leased Property from time to time as Lessor, in its discretion, may deem to be desirable for the permitted uses and purposes of the Leased Property, provided that such action will not significantly alter the character or purposes or significantly detract from the value or operating efficiency thereof and will not significantly impair the revenue-producing capability of the Leased Property or adversely affect the ability of the Lessee to comply with the provisions of this Lease. The cost of such additions, modifications or improvements to the Leased Property shall be paid by Lessor, and all such additions, modifications and improvements shall, be included under the terms of this Lease and shall at all times be the property of Lessor.

                                   ARTICLE XI
                        PROHIBITED LIENS AND ENCUMBRANCES

         11.1 LIENS. Subject to the provision of ARTICLE XII relating to permitted contests, Lessee will not directly or indirectly create or allow to remain and will promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property or any attachment, levy, claim or encumbrance in respect of the Rent, not including, however, (a) this Lease, (b) the matters, if any, included as exceptions in the title policy insuring

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

Lessor's interest in the Leased Property, (c) restrictions, liens and other encumbrances which are consented to in writing by Lessor or any easements granted pursuant to the provisions of SECTION 7.3 of this Lease, (d) liens for those taxes upon Lessor which Lessee is not required to pay hereunder, (e) subleases permitted by ARTICLE XXIII hereof, (f) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (1) the same are not yet payable or are payable without the addition of any fine or penalty or (2) such liens are in the process of being contested as permitted by
ARTICLE XII, (g) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed or not yet due provided that (1) the payment of such sums shall not be postponed under any related contract for more than sixty (60) days after the completion of the action giving rise to such lien and such reserve or other appropriate provisions as shall be required by law or generally accepted accounting principles shall have been made therefor or (2) any such liens are in the process of being contested as permitted by ARTICLE XII hereof, and (h) any liens which are the responsibility of Lessor pursuant to the provisions of ARTICLE IV of this Lease.

                                  ARTICLE XII
                               PERMITTED CONTESTS

         12.1 PERMITTED CONTESTS. Lessee shall have the right to contest the amount or validity of any Imposition to be paid by Lessee or any Legal Requirement or Insurance Requirement or any lien, attachment, levy, encumbrance, charge or claim ("CLAIMS") not otherwise permitted by ARTICLE XI, by appropriate legal proceedings in good faith and with due diligence (but this shall not be deemed or construed in any way to relieve, modify or extend Lessee's covenants to pay or its covenants to cause to be paid any such charges at the time and in the manner as in this ARTICLE XII provided), on condition, however, that such legal proceedings shall not operate to relieve Lessee from its obligations hereunder and shall not cause the sale or risk the loss of the Leased Property, or any part thereof, or cause Lessor or Lessee to be in default under any mortgage, deed of trust or security deed encumbering the Leased Property or any interest therein. Upon the request of Lessor, Lessee shall either (a) provide a bond or other assurance reasonably satisfactory to Lessor that all Claims which may be assessed against the Leased Property together with interest and penalties, if any, thereon will be paid, or (b) deposit within the time otherwise required for payment with a bank or trust company as trustee upon terms reasonably satisfactory to Lessor, as security for the payment of such Claims, money in an amount sufficient to pay the same, together with interest and penalties in connection therewith, as to all Claims which may be assessed against or become a Claim on the Leased Property, or any part thereof, in said legal proceedings. Lessee shall furnish Lessor and any lender of Lessor with reasonable evidence of such deposit within five days of the same. Lessor agrees to join in any such proceedings if the same be required to legally prosecute such contest of the validity of such Claims; provided, however, that Lessor shall not thereby be subjected to any liability for the payment of any costs or expenses in connection with any proceedings brought by Lessee; and Lessee covenants to indemnify and save harmless Lessor from any such costs or expenses. Lessee shall be entitled to any refund of any Claims and such charges and penalties or interest thereon which have been paid by Lessee or paid by Lessor and for which Lessor has been fully reimbursed. In the event that Lessee fails to pay any Claims when due or to provide the security therefor as provided in this paragraph and to diligently prosecute any contest of the same, Lessor may, upon ten days advance Notice to Lessee, pay such charges together with any interest and penalties and the same

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                                       26
shall be repayable by Lessee to Lessor as Additional Charges at the next Payment Date provided for in this Lease. Provided, however, that should Lessor reasonably determine that the giving of such Notice would risk loss to the Leased Property or cause damage to Lessor, then Lessor shall give such Notice as is practical under the circumstances. Lessor reserves the right to contest any of the Claims at its expense not pursued by Lessee. Lessor and Lessee agree to cooperate in coordinating the contest of any Claims.

                                  ARTICLE XIII
                             INSURANCE REQUIREMENTS

         13.1 GENERAL INSURANCE REQUIREMENTS. During the Term of this Lease, Lessee and/or Lessor, as applicable shall at all times keep the Leased Property insured (or cause the Leased Property to be insured) with the kinds and amounts of insurance described below. This insurance shall be written by companies authorized to issue insurance in the State. The policies must name Lessor and/or Lessee, as the insured or as an additional named insured, as the case may be. Losses shall be payable to Lessor or Lessee as provided in this Lease. Any loss adjustment shall require the written consent of Lessor and Lessee, each acting reasonably and in good faith. Evidence of insurance shall be deposited with Lessor (with a copy to Lessee). The policies on the Leased Property, including the Improvements, Fixtures and Lessee's Personal Property, shall include:

         (a) To be paid for by Lessor as primary insured, with Lessee (lender or ground lessor, as applicable) as additional insured:

         (i) Building insurance on the "SPECIAL FORM" (formerly "All Risk" form) (including earthquake and flood in reasonable amounts as determined by Lessor) in an amount not less than 100% of the then full replacement cost thereof (as defined in SECTION 13.2) or such other amount which is acceptable to Lessor, and personal property insurance on the "SPECIAL FORM" in the full amount of the replacement cost thereof;

         (ii) Insurance for loss or damage (direct and indirect) from steam boilers, pressure vessels or similar apparatus, now or hereafter installed in the Facility, in the minimum amount of $5,000,000 or in such greater amounts as are then customary or as may be reasonably requested by Lessor from time to time;

         (b) To be paid for by Lessee as primary insured, with Lessor, franchisor and Manager, as required, as additional insured:

         (i) Personal property insurance on the "SPECIAL FORM" in the full amount of the replacement cost thereof for any personal property owned by Lessee;

         (ii) Loss of income insurance on the "SPECIAL FORM", in the amount of one year of the sum of Base Rent plus Percentage Rent (based on the last Lease Year of operation or, to the extent the Leased Property has not been operated for an entire 12-month Lease Year, based on prorated Percentage Rent) for the benefit of

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                  Lessor, and business interruption insurance on the "SPECIAL
                  FORM" in the amount of one year of gross operating profit, for the benefit of Lessee;

         (iii) Commercial general liability insurance, with amounts not less than $1,000,000 combined single limit for each occurrence and $2,000,000.00 for the aggregate of all occurrences within each policy year, as well as excess liability (umbrella) insurance with limited of at least $35,000,000 per occurrence, covering each of the following: bodily injury, death, or property damage liability per occurrence, personal and advertising injury, general aggregate, products and completed operations, with respect to Lessor, and "all risk legal liability" (including liquor law or "dram shop" liability if liquor or alcoholic beverages are served on the Leased Property) with respect to Lessor and Lessee;

         (c) To be paid for by Lessee for the benefit of Manager as primary insured, with Lessor and Lessee as additional insured:

         (i) Automobile insurance on vehicles operating in conjunction with the Facility with limits of liability of at least $1,000,000.00 combined, single limit coverage;

         (ii) Workers' compensation and employer's liability insurance as may be required under applicable laws to the extent necessary to protect Lessor, Lessee, and the Leased Property against workers' compensation claims covering all employees at the Facility, with such deductible limits or self insured retentions as may be established from time to time by Lessee and/or it's Manager;

         (iii) Fidelity bonds with limits and deductibles as may be reasonably requested by Lessor, covering Manager's employees in job classifications normally bonded under prudent hotel management practices in the United States or otherwise required by law; and

         (d) Such other insurance covering such other hazards and in such amounts as may be customary for comparable properties in the area of the Leased Property to be paid for and carried by Lessor or Lessee, as customary, and which is available from insurance companies, insurance pools or other appropriate companies authorized to do business in the State at rates which are economically practicable in relation to the risks covered as may be reasonably requested by Lessor.

         13.2 REPLACEMENT COST. The term "FULL REPLACEMENT COST" as used herein shall mean the actual replacement cost of the Leased Property requiring replacement from time to time including an increased cost of construction endorsement, if available, and the cost of debris removal. In the event either party believes that full replacement cost (the then-replacement cost less such exclusions) has increased or decreased at any time during the Term, it shall have the right to have such full replacement cost re-determined.

         13.3 WAIVER OF SUBROGATION. All insurance policies carried by Lessor or Lessee covering the Leased Property, the Fixtures, the Facility or Lessee's Personal Property, including, without limitation, contents, fire and casualty insurance, shall expressly waive any right of

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

subrogation on the part of the insurer against the other party. The parties hereto agree that their policies will include such waiver clause or endorsement so long as the same are obtainable without extra cost, and in the event of such an extra charge the other party, at its election, may pay the same, but shall not be obligated to do so.

         13.4 FORM SATISFACTORY, ETC. All of the policies of insurance referred to in this ARTICLE XIII shall be written in a form, with deductibles and by insurance companies satisfactory to Lessor and shall satisfy the requirements of the Franchise Agreement. Lessee shall pay all of the premiums required for any insurance required to be carried by Lessee hereunder, and shall deliver such policies or certificates thereof to Lessor prior to their effective date (and, with respect to any renewal policy, thirty (30) days prior to the expiration of the existing policy), and in the event of the failure by Lessee either to effect such insurance as herein called for or to pay the premiums therefor, or to deliver such policies or certificates thereof to Lessor at the times required, Lessor shall be entitled, but shall have no obligation, after ten (10) days' Notice to Lessee, to effect such insurance and pay the premiums therefor, and to be reimbursed for any premium or premiums upon written demand therefore. Each insurer mentioned in this ARTICLE XIII shall agree, by endorsement to the policy or policies issued by it, or by independent instrument furnished to Lessee, that it will give to Lessor thirty (30) days' [TEXAS: TEN (10) DAYS'] written notice before the policy or policies in question shall be materially altered, allowed to expire or canceled.

         13.5 INCREASE IN LIMITS. If either Lessor or Lessee at any time deems the limits of the personal injury or property damage under the comprehensive commercial general liability insurance then carried to be either excessive or insufficient, Lessor or Lessee shall endeavor in good faith to agree on the proper and reasonable limits for such insurance to be carried and such insurance shall thereafter be carried with the limits thus agreed on until further change pursuant to the provisions of this Section.

         13.6 BLANKET POLICY. Notwithstanding anything to the contrary contained in this ARTICLE XIII, Lessee may bring the insurance provided for herein within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Lessee; provided, however, that the coverage afforded to Lessor and Lessee will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all other requirements of this Lease by reason of the use of such blanket policy of insurance, and provided further that the requirements of this ARTICLE XIII are otherwise satisfied.

         13.7 NO SEPARATE INSURANCE. Lessee shall not on Lessee's own initiative or pursuant to the request or requirement of any third party, take out separate insurance concurrent in form or contributing in the event of loss with that required in this ARTICLE XIII to be furnished, or increase the amount of any then existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including in all cases Lessor, are included therein as additional insureds, and the loss is payable under such additional separate insurance in the same manner as losses are payable under this Lease. Lessee shall immediately notify Lessor that Lessee has obtained any such separate insurance or of the increasing of any of the amounts of the then existing insurance.

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                                  ARTICLE XIV
                               INSURANCE PROCEEDS

         14.1 INSURANCE PROCEEDS. Subject to the provisions of SECTION 14.6 and the terms of any lender mortgage, all proceeds payable by reason of any loss or damage to the Leased Property, or any portion thereof, and insured under any policy of insurance required by ARTICLE XIII of this Lease shall be paid to Lessor and held by Lessor in an interest-bearing account, shall be made available, if applicable, for reconstruction or repair, as the case may be, of any damage to or destruction of the Leased Property, or any portion thereof, and, if applicable, shall be paid out by Lessor from time to time for the reasonable costs of such reconstruction or repair upon satisfaction of reasonable terms and conditions specified by Lessor. Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Leased Property shall be paid to Lessor. If neither Lessor nor Lessee is required or elects to repair and restore, all insurance proceeds shall be retained by Lessor. All salvage resulting from any risk covered by insurance shall belong to Lessor.

         14.2 RECONSTRUCTION IN THE EVENT OF DAMAGE OR DESTRUCTION COVERED BY INSURANCE.

         (a) Except as provided in SECTION 14.6, if during the Term the Leased Property is totally or partially destroyed by a risk covered by the insurance described in ARTICLE XIII, whether or not such damage or destruction renders the Facility Unsuitable for its Primary Intended Use, Lessee shall be obligated, but only to the extent of any insurance proceeds made available to Lessee and any other sums advanced by Lessor pursuant to the next sentence, to restore the Facility to substantially the same condition as existed immediately before the damage or destruction and otherwise in accordance with the terms of the Lease. If the insurance proceeds are not adequate to restore the Facility to that condition, each of Lessor and Lessee shall have the right to terminate this Lease, without in any way affecting any other leases in effect between Lessor and Lessee, by giving Notice to the other and all insurance proceeds shall be retained by Lessor; provided, however, that, if such termination is by Lessee, Lessor shall have the right, in its sole discretion, to nullify the termination and keep this Lease in full force by providing, within thirty (30) days after Lessee's Notice of termination, a Notice to Lessee of Lessor's unconditional, legally binding obligation to be responsible for all restoration costs in excess of the insurance proceeds. If this Lease is not terminated and Lessee restores the Facility, the insurance proceeds, and any other sums made available by Lessor as aforesaid, shall be paid out by Lessor from time to time for the reasonable costs of such restoration upon satisfaction of reasonable terms and conditions, and any excess proceeds remaining after such restoration shall be retained by Lessor.

         (b) Notwithstanding the provisions of SECTION 14.2(a) above, if Lessee cannot within a reasonable time obtain all necessary government approvals, including building permits, licenses and conditional use permits, after diligent efforts to do so, to perform all required repair and restoration work and to operate the Facility for its Primary Intended Use in substantially the same manner as that existing immediately prior to such damage or destruction and otherwise in accordance with the terms of the Lease, either Lessor or Lessee may terminate this Lease by providing Notice to the other party, without in any way affecting any other Leases then in effect between Lessor and Lessee.

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         14.3 RECONSTRUCTION IN THE EVENT OF DAMAGE OR DESTRUCTION NOT COVERED
BY INSURANCE. Except as provided in SECTION 14.6, if during the Term the Facility is totally or materially destroyed by a risk not covered by the insurance described in ARTICLE XIII, whether or not such damage or destruction renders the Facility Unsuitable for its Primary Intended Use, the provisions of
SECTION 14.2 applicable to casualties for which insurance proceeds are inadequate shall govern.

         14.4 LESSEE'S PROPERTY. All insurance proceeds payable by reason of any loss of or damage to any of Lessee's Personal Property shall be paid to Lessee; provided, however, no such payments shall diminish or reduce the insurance payments otherwise payable to or for the benefit of Lessor hereunder.

         14.5 ABATEMENT OF RENT. Any damage or destruction due to casualty notwithstanding, this Lease shall remain in full force and effect (unless otherwise terminated as set forth hereinabove) and Lessee's obligation to make rental payments and to pay Rent required by this Lease shall remain unabated by any damage or destruction which does not result in a reduction of Gross Revenues. If and to the extent that any damage or destruction results in a reduction of Gross Revenues which would otherwise be realizable from the operation of the Facility, then Lessor shall receive all loss of income insurance and Lessee shall have no obligation to pay Rent in excess of the amount of Percentage Rent, if any, realizable from Gross Revenues generated by the operation of the Leased Property during the existence of such damage or destruction.

         14.6 DAMAGE NEAR END OF TERM. Notwithstanding any provisions of SECTION
14.2 OR 14.3 appearing to the contrary, if damage to or destruction of the Facility unsuitable for its Primary Intended Use occurs during the last twenty-four (24) months of the Term, then Lessee shall have the right to terminate this Lease by giving written notice to Lessee within thirty (30) days after the date of damage or destruction, whereupon all accrued Rent shall be paid immediately, and this Lease shall automatically terminate five days after the date of such notice.

         14.7 WAIVER. Lessee hereby waives any statutory rights of termination that may arise by reason of any damage or destruction of the Facility that Lessor is obligated to restore or may restore under any of the provisions of this Lease.

         14.8 TERMINATION FEES. Notwithstanding anything appearing contrary in this ARTICLE XIV, if this Lease is terminated by Lessor by reason of damage to the Facility due to a casualty, then Lessor agrees to pay Lessee, within forty-five (45) says of said termination, the termination fees, as applicable, as set forth in Section 18.04 of the Management Agreement. No termination fees are payable in the event of Unavoidable Delay (except for a casualty as set forth hereinabove) or Condemnation.

                                   ARTICLE XV
                              CONDEMNATION; TAKING

         15.1 DEFINITIONS.

         (a) "CONDEMNATION" means a Taking resulting from (1) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor, and (2) a

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

voluntary sale or transfer by Lessor to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

         (b) "DATE OF TAKING" means the date the Condemnor has the right to possession of the property being condemned.

         (c) "AWARD" means all compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation.

         (d) "CONDEMNOR" means any public or quasi-public authority, or private corporation or individual, having the power of Condemnation.

         15.2 PARTIES' RIGHTS AND OBLIGATIONS. If during the Term there is any Condemnation of all or any part of the Leased Property or any interest in this Lease, the rights and obligations of Lessor and Lessee shall be determined by this ARTICLE XV.

         15.3 TOTAL TAKING. If title to the fee of the whole of the Leased Property is condemned by any Condemnor, this Lease shall cease and terminate as of the Date of Taking by the Condemnor. If title to the fee of less than the whole of the Leased Property is so taken or condemned, which nevertheless renders the Leased Property Unsuitable or Uneconomic for its Primary Intended Use, Lessee and Lessor shall each have the option, by notice to the other, at any time prior to the Date of Taking, to terminate this Lease as of the Date of Taking. Upon such date, if such Notice has been given, this Lease shall thereupon cease and terminate. All Base Rent, Percentage Rent and Additional Charges paid or payable by Lessee hereunder shall be apportioned as of the Date of Taking, and Lessee shall promptly pay Lessor such amounts.

         15.4 ALLOCATION OF AWARD. The total Award made with respect to the Leased Property in connection with a Total Taking shall be equitably apportioned between Lessor and Lessee in proportion to the then fair market values of the respective estates and interests of Lessor and Lessee in and to the Leased Property and under this Lease.

         15.5 PARTIAL TAKING. If title to less than the whole of the Leased Property is condemned, and the Leased Property is still suitable for its Primary Intended Use, and not Uneconomic for its Primary Intended Use, or if Lessee or Lessor is entitled but neither elects not to terminate this Lease as provided in
SECTION 15.3, Lessee at its cost shall with all reasonable dispatch, but only to the extent of any condemnation awards made available to Lessee and any other sums advanced by Lessor pursuant to the next sentence, restore the untaken portion of any Improvements so that such Improvements constitute a complete architectural unit of the same general character and condition (as nearly as may be possible under the circumstances) as the Improvements existing immediately prior to the Condemnation. If the condemnation awards are not adequate to restore the Facility to that condition, each of Lessor and Lessee shall have the right to terminate this Lease, without in any way affecting any other leases in effect between Lessor and Lessee, by giving Notice to the other; provided, however that, if such termination is by Lessee, Lessor shall have the right, in its sole discretion, to nullify the termination and keep this Lease in full force by providing, within thirty (30) days after Lessee's Notice of termination, a Notice to Lessee of Lessor's unconditional, legally binding obligation to be responsible for all restoration costs in excess of the condemnation awards. If this Lease is not terminated and

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Lessee restores the Facility, the condemnation awards, and any other sums made available by Lessor as aforesaid, subject to the terms of any lender mortgage, shall be held in trust by Lessor and paid out by Lessor from time to time for the reasonable costs of such restoration upon satisfaction of reasonable terms and conditions, and any excess awards remaining after such restoration shall be retained by Lessor unless the partial condemnation materially impairs the operations or financial performance of the Facility, in which latter event the award shall be equitably apportioned between Lessor and Lessee in proportion to the then fair market values of the respective estates and interests of Lessor and Lessee in and to the Leased Property and under this Lease.

         15.6 TEMPORARY TAKING. If the whole or any part of the Leased Property or of Lessee's interest under this Lease is condemned by any Condemnor for its temporary use or occupancy, this Lease shall not terminate by reason thereof, and Lessee shall continue to pay, in the manner and at the terms herein specified, the full amounts of the Base Rent, Percentage Rent and Additional Charges. In addition, the entire amount of any Award made for such Condemnation allocable to the Term of this Lease, whether paid by way of damages, rent or otherwise, shall be paid to Lessee and, except for any portion thereof utilized for restoration, shall be deemed to be Room Revenues for the purpose of calculating the Percentage Rent payable hereunder during such temporary taking. Except only to the extent that Lessee may be prevented from so doing pursuant to the terms of the order of the Condemnor, Lessee shall continue to perform and observe all of the other terms, covenants, conditions and obligations hereof on the part of the Lessee to be performed and observed, as though such Condemnation had not occurred. Lessee covenants that upon the termination of any such period of temporary use or occupancy it will, at its sole cost and expense (subject to Lessor's contribution as set forth below), restore the Leased Property as nearly as may be reasonably possible to the condition in which the same was immediately prior to such Condemnation, unless (a) such period of temporary use or occupancy extends beyond the expiration of the Term, in which case Lessee shall not be required to make such restoration, or (b) the condemnation award is inadequate to cover the costs of such restoration, in which case the provisions of SECTION
15.5 applicable to inadequate awards shall govern. If restoration is required in connection with such temporary taking and the condemnation award (together with any other sums Lessor elects, in its sole discretion, to advance) is adequate to pay the costs thereof, the provisions of SECTION 15.5 shall govern the disbursement of the awards (and other sums, if applicable) and the disposition of any awards in excess of restoration costs. If restoration is required hereunder, Lessor shall contribute to the cost of such restoration that portion of its entire Award that is specifically allocated to such restoration in the judgment or order of the court, if any, and Lessee shall fund the balance of such costs in advance of restoration in a manner reasonably satisfactory to Lessor.

                                  ARTICLE XVI
                      EVENTS OF DEFAULT; REMEDIES; DAMAGES

         16.1 EVENTS OF DEFAULT. If any one or more of the following events (individually, an "EVENT OF DEFAULT") occurs:

         (a) if Lessee fails to make payment of the Base Rent or Percentage Rent or Additional Charges when the same become due and payable for a period of ten
(10) days after receipt by the Lessee of Notice from the Lessor thereof;

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         (b) if Lessee fails to observe or perform any term, covenant or condition of this Lease, other than the payment of Rent or Additional Rent, and such failure is not cured by Lessee within a period of thirty (30) days after receipt by the Lessee of Notice thereof from Lessor, unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case it shall not be deemed an Event of Default if Lessee proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof provided, however, in no event shall such cure period extend beyond one hundred and twenty (120) days after such Notice; or

         (c) if the Lessee shall file a petition in bankruptcy or reorganization for an arrangement pursuant to any federal or state bankruptcy law or any similar federal or state law, or shall be adjudicated a bankrupt or shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due, or if a petition or answer proposing the adjudication of the Lessee as a bankrupt or its reorganization pursuant to any federal or state bankruptcy law or any similar federal or state law shall be filed in any court and the Lessee shall be adjudicated a bankrupt and such adjudication shall not be vacated or set aside or stayed within sixty (60) days after the entry of an order in respect thereof, or if a receiver of the Lessee or of the whole or substantially all of the assets of the Lessee shall be appointed in any proceeding brought by the Lessee or if any such receiver, trustee or liquidator shall be appointed in any proceeding brought against the Lessee and shall not be vacated or set aside or stayed within sixty (60) days after such appointment; or

         (d) if Lessee is liquidated or dissolved, or begins proceedings toward such liquidation or dissolution, or, in any manner, permits the sale or divestiture of substantially all of its assets; or

         (e) if the estate or interest of Lessee in the Leased Property or any part thereof is voluntarily or involuntarily transferred, assigned, conveyed, levied upon or attached in any proceeding (unless Lessee is contesting such lien or attachment in good faith in accordance with ARTICLE XII hereof); or

         (f) if, except as a result of and to the extent required by damage, destruction, partial or complete Condemnation or Unavoidable Delay, Lessee voluntarily ceases operations on the Leased Property for a period in excess of thirty (30) days; or

         (g) if: (A) an event of default has been declared by the franchisor under the Franchise Agreement with respect to the Facility on the Leased Premises as a result of any action or failure to act by Lessee or any Person with whom Lessee contracts for management services at the Facility, and (B) Lessee has failed, within thirty (30) days thereafter, to cure such default by either (1) curing the underlying default under the Franchise Agreement and paying all costs and expenses associated therewith, or (2) obtaining at Lessee's sole cost and expense a substitute franchise license agreement with a substitute franchisor acceptable to Lessor, on terms and conditions acceptable to Lessor; provided, however, that if Lessee is in good faith disputing an assertion of default by the franchisor or is proceeding diligently to cure such default, the 30-day period shall be extended for such period of time as Lessee continues to dispute such default in good faith or diligently proceeds to cure such default, so long as there is no period during which the Facility is not operated pursuant to a Franchise Agreement approved by Lessor;

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         then, and in any such event, Lessor may exercise one or more remedies available to it herein or at law or in equity, including, but not limited to, its right to terminate this Lease by giving Lessee not less than ten (10) days' Notice of such termination.

         If litigation is commenced with respect to any alleged default under this Lease, the prevailing party in such litigation shall receive, in addition to its damages incurred, such sum as the court shall determine as its reasonable attorneys' fees, and all costs and expenses incurred in connection therewith.

         No Event of Default (other than a failure to make a payment of money) shall be deemed to exist under clause (c) during any time the curing thereof is prevented by an Unavoidable Delay, provided that upon the cessation of such Unavoidable Delay, Lessee remedies such default or Event of Default without further delay.

         16.2 SURRENDER. If an Event of Default occurs (and the event giving rise to such Event of Default has not been cured within the curative period relating thereto as set forth in SECTION 16.1) and is continuing, whether or not this Lease has been terminated pursuant to SECTION 16.1, Lessee shall, if requested by Lessor so to do, immediately surrender to Lessor the Leased Property including, without limitation, any and all books, records, files, licenses, permits and keys relating thereto, and quit the same and Lessor may enter upon and repossess the Leased Property by reasonable force, summary proceedings, ejectment or otherwise, and may remove Lessee and all other persons and any and all personal property from the Leased Property, subject to rights of any hotel guests and to any requirement of law. Lessee hereby waives any and all requirements of applicable laws for service of notice to re-enter the Leased Property. Lessor shall be under no obligation to, but may if it so chooses, relet the Leased Property or otherwise mitigate Lessor's damages, except unless otherwise required by applicable law.

         16.3 DAMAGES. Neither (a) the termination of this Lease, (b) the repossession of the Leased Property, (c) the failure of Lessor to relet the Leased Property, nor (d) the reletting of all or any portion thereof, shall relieve Lessee of its liability and obligations hereunder, all of which shall survive any such termination, repossession or reletting. In the event of any such termination, Lessee shall forthwith pay to Lessor all Rent due and payable with respect to the Leased Property to and including the date of such termination.

         Lessee shall forthwith pay to Lessor, at Lessor's option, as and for liquidated and agreed current damages for Lessee's default, either:

         (1) Without termination of Lessee's right to possession of the Leased Property, each installment of Rent and other sums payable by Lessee to Lessor under the Lease as the same becomes due and payable, which Rent and other sums shall bear interest at the Overdue Rate, and Lessor may enforce, by action or otherwise, any other term or covenant of this Lease; or

(2)      the sum of:

         (A) the unpaid Rent which had been earned at the time of termination, repossession or reletting, and

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         (B) the worth at the time of termination, repossession or reletting of the amount by which the unpaid Rent for the balance of the Term after the time of termination, repossession or reletting, exceeds the amount of such rental loss that Lessee proves could be reasonably avoided, and

         (C) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things, would be likely to result therefrom. The worth at the time of termination, repossession or reletting of the amount referred to in subparagraph (B) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of New York at the time of award plus 1%.

         Rent for the purposes of this SECTION 16.3 shall be a sum equal to (i) the average of the annual amounts of the greater of the Base Rent or Percentage Rent for the three Fiscal Years immediately preceding the Fiscal Year in which the termination, re-entry or repossession takes place, or (ii) if three Fiscal Years shall not have elapsed, the average of the greater of the Base Rent or Percentage Rent during the preceding Fiscal Years during which the Lease was in effect, or (iii) if one Fiscal Year has not elapsed, the amount derived by annualizing the greater of the Base Rent or Percentage Rent from the effective date of this Lease.

         16.4 WAIVER. If this Lease is terminated pursuant to SECTION 16.1, Lessee waives, to the extent permitted by applicable law, (a) any right to a trial by jury in the event of summary proceedings to enforce the remedies set forth in this ARTICLE XVI, and (b) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt and Lessor waives any right to "pierce the corporate veil" of Lessee other than to the extent funds shall have been inappropriately paid any Affiliate of Lessee following a default resulting in an Event of Default.

         16.5 APPLICATION OF FUNDS. Any payments received by Lessor under any of the provisions of this Lease during the existence or continuance of any Event of Default shall be applied to Lessee's obligations in the order that Lessor may determine or as may be prescribed by the laws of the State.

                                  ARTICLE XVII
                             LESSOR'S RIGHT TO CURE

         17.1 LESSOR'S RIGHT TO CURE LESSEE'S DEFAULT. If Lessee fails to make any payment or to perform any act required to be made or performed under this Lease including, without limitation, Lessee's failure to comply with the terms of any Franchise Agreement, and fails to cure the same within the relevant time periods provided in SECTION 16.1, Lessor, without waiving or releasing any obligation of Lessee, and without waiving or releasing any obligation or default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Lessee, and may, to the extent permitted by law, enter upon the Leased Property for such purpose and, subject to SECTION 16.4, take all such action thereon as, in Lessor's opinion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Lessee. All sums so paid by Lessor and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, in each case to the extent permitted by law) so incurred, together with a late charge thereon (to the extent permitted by

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law) at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Lessor, shall be paid by Lessee to Lessor on demand. The obligations of Lessee and rights of Lessor contained in this ARTICLE XVII shall survive the expiration or earlier termination of this Lease.

                                 ARTICLE XVIII
                           CAPITAL EXPENDITURE RESERVE

         18.1 CAPITAL EXPENDITURE RESERVE.

         (a) Lessee shall establish and fund from Gross Revenues, in respect of each Fiscal Year during the Term of this Lease, a reserve account on the Leased Property's books of account (the "CAPITAL EXPENDITURE RESERVE") to cover the cost of Capital Expenditures (which cost shall be paid by the Lessor); provided, however, that no Capital Expenditures shall be made to purchase property (other than "real property" within the meaning of Treasury Regulations Section 1.856-3(d)), to the extent that doing so would cause the Lessor to recognize income other than "rents from real property" as defined in Section 856(d) of the Code. All Capital Improvements shall be owned by Lessor subject to the provisions of this Lease.

         (b) For each Fiscal Year, the Capital Expenditure Reserve shall be an amount equal to four percent (4%) of the Gross Revenues, or in such other amount as determined by Lessor.

         (c) All Capital Expenditures whether pursuant to the Capital Budget or otherwise for material structural components of the Facility involving expenditures of $1,000,000.00 or more, shall be subject to the approval of Lessor, which approval shall extend both to the plans and specifications (including matters of design and decor) and to the contracting and purchasing of all labor, services and materials. Lessor shall have the right to require competitive bidding of contracts for such Capital Improvements, review all bids and monitor costs, time, quality and performance. Except as set forth in SECTION 9.1(b) of this Lease, all Capital Expenditures shall be made by Lessor.

                                  ARTICLE XIX
                                REIT REQUIREMENTS

         19.1 REIT REQUIREMENTS.

         (a) Lessee understands that, in order for AHT to qualify as a REIT, the following requirements (the "REIT REQUIREMENTS") must be satisfied:

         (A) The average of the fair market values of Lessor's personal property that is leased to Lessee under a lease at the beginning and end of a calendar year cannot exceed 15% of the average of the aggregate fair market values of all of Lessor's property that is leased to Lessee under such lease at the beginning and end of such calendar year.

         (B) Lessee cannot sublet the property that is leased to it by Lessor, or enter into any similar arrangement, on any basis such that the rental or other amounts paid by the sublessee thereunder would be based, in whole or in part, on either (i) the net income or profits derived by

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the business activities of the sublessee or (ii) any other formula such that any portion of the rent paid by Lessee to Lessor would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code.

         (C) Lessee cannot sublease the property leased to it by Lessor to, or enter into any similar arrangement with, any person in which AHT owns, directly or indirectly, a 10% or more interest, within the meaning of Section 856(d)(2)(B) of the Code.

         (D) Lessee agrees to make an election to be, and to operate as a "TAXABLE REIT SUBSIDIARY" of AHT within the meaning of Section 856(l) of the Code.

         (E) No person can own, directly or directly, capital stock of AHT that exceeds the "LIMIT" (as defined in AHT's Charter, as amended and restated).

         (F) Lessee shall not (i) directly or indirectly operate or manage a "LODGING FACILITY" within the meaning of Section 856(d)(9)(D)(ii) of the Code or a "HEALTH CARE FACILITY" within the meaning of Section 856(e)(6)(D)(ii) or (ii) directly or indirectly provide to any other person (under a franchise, license, or otherwise) rights to any brand name under which any lodging facility or health care facility is operated; provided, however, that Lessee may provide such rights to Manager to operate or manage a lodging facility as long as such rights are held by Lessee as a franchisee, licensee, or in a similar capacity and such lodging facility is either owned by Lessee or is leased to Lessee by Lessor or one of its Affiliates.

         (b) Lessee agrees, and agrees to use reasonable efforts to cause its Affiliates, to use its best efforts to permit the REIT Requirements to be satisfied. Lessee agrees, and agrees to use reasonable efforts to cause its Affiliates, to cooperate in good faith with AHT and Lessor to ensure that the REIT Requirements are satisfied, including but not limited to, providing AHT with information about the ownership of Lessee, and its Affiliates to the extent that such information is reasonably available. Lessee agrees, and agrees to use reasonable efforts to cause its Affiliates, upon request by AHT, and, where appropriate, at AHT's expense, to take reasonable action necessary to ensure compliance with the REIT Requirements. Immediately after becoming aware that the REIT Requirements are not, or will not be, satisfied, Lessee shall notify, or use reasonable efforts to cause its Affiliates to notify, AHT of such noncompliance.

         19.2 LESSEE OFFICER AND EMPLOYEE LIMITATION. Anything contained in this Lease to the contrary notwithstanding, none of the officers or employees of the Lessee or any subsidiary of Lessee shall be officers or employees of Manager (or any Person who operates or manages the Leased Property). In addition, if a Person serves as both (a) a director of the Lessee or any subsidiary of Lessee and (b) a director and officer (or employee) of Manager (or any Person who operates or manages the Leased Property), that Person shall not receive any compensation for serving as a director of the Lessee or any subsidiary of Lessee. If a person serves as both (a) a director of Manager or any subsidiary of Manager (or any Person who operates or manages the Leased Property) and (b) a director and officer (or employee) of Lessee, that Person shall not receive any compensation for serving as a director of Manager.

         19.3 MANAGEMENT AGREEMENT. Lessee agrees that, in order to comply with certain of the REIT Requirements, it will, at all times during the Term, cause the Leased Property to be

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operated and managed by a management company ("MANAGER") that is an Eligible
Independent Contractor. Effective as of the Commencement Date, the Lessee shall enter into an initial management agreement in the form of EXHIBIT "C" attached hereto (the "MANAGEMENT Agreement") and Lessee shall provide Lessor with an executed copy thereof. The Management Agreement is a hotel master management agreement which covers the Leased Property and all of the other hotel properties currently (or to be in the future) leased by Lessee from Affiliates of Lessor. Lessee may not amend, modify or terminate the Management Agreement in any material respect or change the Manager without the prior written consent of Lessor, which consent shall not be unreasonably withheld. Lessee shall also provide Lessor with copies of any amendments or modifications to the Management Agreement which are entered into from time to time or any other management agreement. Lessor shall have the right to approve in advance any Manager.

                                   ARTICLE XX
                                  HOLDING OVER

         20.1 HOLDING OVER. If Lessee for any reason remains in possession of the Leased Property after the expiration or earlier termination of the Term, such possession shall be as a tenant at sufferance during which time Lessee shall pay as rental each month two times the aggregate of (a) one-twelfth of the Base Rent and Percentage Rent payable with respect to the last Fiscal Year of the Term, (b) all Additional Charges accruing during the applicable month and
(c) all other sums, if any, payable by Lessee under this Lease with respect to the Leased Property. During such period, Lessee shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to tenancies at sufferance, to continue its occupancy and use of the Leased Property. Nothing contained herein shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease.

                                  ARTICLE XXI
                                  RISK OF LOSS

         21.1 RISK OF LOSS. During the Term, the risk of loss or of decrease in the enjoyment and beneficial use of the Leased Property in consequence of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosures, attachments, levies or executions (other than those caused by Lessor and those claiming from, through or under Lessor) is assumed by Lessee except as specifically provided in this Lease, and, Lessor shall in no event be answerable or accountable therefor, nor shall any of the events mentioned in this Section entitle Lessee to any abatement of Rent except as specifically provided in this Lease.

                                  ARTICLE XXII
                                 INDEMNIFICATION

         22.1 INDEMNIFICATION. Notwithstanding the existence of any insurance, and without regard to the policy limits of any such insurance or self-insurance, but subject to ARTICLES VIII, XIV AND XV, Lessee will protect, indemnify, hold harmless and defend Lessor from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), to the extent permitted

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by law, imposed upon or incurred by or asserted against Lessor Indemnified
Parties by reason of: (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Leased Property or adjoining sidewalks, including without limitation any claims under liquor liability, "dram shop" or similar laws, (b) any past, present or future use, misuse, non-use, condition, management, maintenance or repair by Lessee or any of its agents, employees or invitees of the Leased Property or Lessee's Personal Property or any litigation, proceeding or claim by governmental entities or other third parties to which a Lessor Indemnified Party is made a party or participant related to such use, misuse, non-use, condition, management, maintenance, or repair thereof by Lessee or any of its agents, employees or invitees, including any failure of Lessee or any of its agents, employees or invitees to perform any obligations under this Lease or imposed by applicable law (other than arising out of Condemnation proceedings), (c) any Impositions that are the obligations of Lessee pursuant to the applicable provisions of this Lease, (d) any failure on the part of Lessee to perform or comply with any of the terms of this Lease, and (e) the non-performance of any of the terms and provisions of any and all existing and future subleases of the Leased Property to be performed by the landlord thereunder.

         Lessor shall indemnify, save harmless and defend Lessee Indemnified Parties from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses imposed upon or incurred by or asserted against Lessee Indemnified Parties as a result of (a) the gross negligence or willful misconduct of Lessor arising in connection with this Lease or (b) any failure on the part of Lessor to perform or comply with any of its obligations under this Lease.

         Any amounts that become payable by an Indemnifying Party under this Section shall be paid within ten days after liability therefor on the part of the Indemnifying Party is determined by litigation or otherwise, and if not timely paid, shall bear a late charge (to the extent permitted by law) at the Overdue Rate from the date of such determination to the date of payment. An Indemnifying Party, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against the Indemnified Party. The Indemnified Party, at its expense, shall be entitled to participate in any such claim, action, or proceeding, and the Indemnifying Party may not compromise or otherwise dispose of the same without the consent of the Indemnified Party, which may not be unreasonably withheld. Nothing herein shall be construed as indemnifying a Lessor Indemnified Party against its own grossly negligent acts or omissions or willful misconduct.

         Lessee's or Lessor's liability for a breach of the provisions of this
ARTICLE XXII shall survive any termination of this Lease.

                                 ARTICLE XXIII
                            SUBLETTING AND ASSIGNMENT

         23.1 SUBLETTING AND ASSIGNMENT. Subject to the provisions of ARTICLE XIX and SECTION 23.2 and any other express conditions or limitations set forth herein, Lessee may, but only with the prior written consent of Lessor which consent shall not be unreasonably withheld, (a) assign this Lease or sublet all or any part of the Leased Property to an Affiliate of Lessee, or (b) sublet any retail or restaurant portion of the Improvements in the normal course of the Primary Intended Use; provided that any subletting to any party other than an Affiliate of Lessee

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shall not individually as to any one such subletting, or in the aggregate, materially diminish the actual or potential Percentage Rent payable under this Lease. In the case of a subletting, the sublessee shall comply with the provisions of SECTION 23.2, and in the case of an assignment, the assignee shall assume in writing and agree to keep and perform all of the terms of this Lease on the part of Lessee to be kept and performed and shall be, and become, jointly and severally liable with Lessee for the performance thereof. In case of either an assignment or subletting made during the Term, Lessee shall remain primarily liable, as principal rather than as surety, for the prompt payment of the Rent and for the performance and observance of all of the covenants and conditions to be performed by Lessee hereunder. An original counterpart of each such sublease and assignment and assumption, duly executed by Lessee and such sublessee or assignee, as the case may be, in form and substance satisfactory to Lessor, shall be delivered promptly to Lessor.

         23.2 ATTORNMENT. Lessee shall insert in each sublease permitted under
SECTION 23.1 provisions to the effect that (a) such sublease is subject and subordinate to all of the terms and provisions of this Lease and to the rights of Lessor hereunder, (b) if this Lease terminates before the expiration of such sublease, the sublessee thereunder will, at Lessor's option, attorn to Lessor and waive any right the sublessee may have to terminate the sublease or to surrender possession thereunder as a result of the termination of this Lease, and (c) if the sublessee receives a written Notice from Lessor or Lessor's assignees, if any, stating that an uncured Event of Default exists under this Lease, the sublessee shall thereafter be obligated to pay all rentals accruing under said sublease directly to the party giving such Notice, or as such party may direct. All rentals received from the sublessee by Lessor or Lessor's assignees, if any, as the case may be, shall be credited against the amounts owing by Lessee under this Lease.

                                  ARTICLE XXIV
                    REPORTING AND CERTIFICATION REQUIREMENTS

         24.1 OFFICER'S CERTIFICATES; FINANCIAL STATEMENTS; BUDGETS; LESSOR'S ESTOPPEL CERTIFICATES AND COVENANTS.

         (a) At any time and from time to time upon not less than twenty (20) days Notice by Lessor, Lessee will furnish to Lessor an Officer's Certificate certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications), the date to which the Rent has been paid, whether to the knowledge of Lessee there is any existing default or Event of Default exists thereunder by Lessor or Lessee, and such other information as may be reasonably requested by Lessor. Any such certificate furnished pursuant to this Section may be relied upon by Lessor, any lender and any prospective purchaser of the Leased Property.

         (b) Throughout the Term, Lessee will furnish to Lessor such historical financial information of Lessee and the Facility as Lessor may reasonably request and shall provide Lessor access to Lessee's books and records with respect thereto.

         (c) Within five (5) days of Lessee's receipt thereof, any inspection reports received from the franchisor under the Franchise Agreement.

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         (d) At any time and from time to time upon not less than twenty (20)
days notice by Lessee, Lessor will furnish to Lessee or to any person designated by Lessee an estoppel certificate certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications), the date to which Rent has been paid, whether to the knowledge of Lessor there is any existing default or Event of Default on Lessee's part hereunder, and such other information as may be reasonably requested by Lessee.

         24.2 OPERATING BUDGET. Not later than forty-five (45) days prior to the commencement of each Lease Year, Lessee, in consultation with the Manager, shall prepare and submit to Lessor an operating budget (the "OPERATING BUDGET") in form and substance reasonably satisfactory to Lessor, prepared in accordance with the requirements of this SECTION 24.2. The Operating Budget shall be prepared in accordance with the Uniform System to the extent applicable and show by month and quarter and for the year as a whole in the degree of detail specified by the Uniform System for monthly statements, and in accordance with the detail level of monthly financial statements, the following:

         (a) Lessee's reasonable estimate of Gross Revenues, Room Revenues, Food Sales and Beverage Sales (including room rates) for the Facility for the forthcoming Lease Year itemized on schedules on a monthly and quarterly basis as approved by Lessor and Lessee, together with the assumptions, in narrative form, forming the basis of such schedules;

         (b) A cash flow projection; and

         (c) Lessee's reasonable estimate for each quarter of the Lease Year of Percentage Rent.

         24.3 CAPITAL BUDGET. Not later than forty-five (45) days prior to the commencement of each Lease Year, Lessee shall prepare and submit to Lessor a capital improvement budget (the "CAPITAL BUDGET") prepared in accordance with the Uniform System to the extent applicable, and shall set forth the proposed Capital Expenditures for the ensuing Lease Year.

                                  ARTICLE XXV
                          LESSOR'S DEFAULT; CURE RIGHTS

         25.1 LESSEE'S RIGHT TO CURE. Subject to the provisions of SECTION 25.2, if Lessor breaches any covenant to be performed by it under this Lease, Lessee, after Notice to and demand upon Lessor, without waiving or releasing any obligation hereunder, and in addition to all other remedies available to Lessee, may (but shall be under no obligation at any time thereafter to) make such payment or perform such act for the account and at the expense of Lessor. All sums so paid by Lessee and all costs and expenses (including, without limitation, reasonable attorneys' fees) so incurred, together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Lessee, shall be paid by Lessor to Lessee on demand or, following entry of a final, nonappealable judgment against Lessor for such sums, may be offset by Lessee against the Base Rent payments next accruing or coming due. The rights of Lessee hereunder to cure and to secure payment from Lessor in accordance

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with this SECTION 25.1 shall survive the termination of this Lease with respect to the Leased Property.

         25.2 BREACH BY LESSOR. It shall be a breach of this Lease if Lessor fails to observe or perform any term, covenant or condition of this Lease on its part to be performed and such failure continues for a period of thirty (30) days after Notice thereof from Lessee, unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed to continue if Lessor, within such 30-day period, proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof. The time within which Lessor shall be obligated to cure any such failure also shall be subject to extension of time due to the occurrence of any Unavoidable Delay.

                                  ARTICLE XXVI
                                     NOTICES

         26.1 NOTICES. All notices, demands, requests, consents approvals and other communications ("NOTICE" or "NOTICES") hereunder shall be in writing and personally served, mailed (by registered or certified mail, return receipt requested and postage prepaid) or sent by facsimile, addressed to Lessor at 14180 Dallas Parkway, Suite 900, Dallas, Texas 75254, Facsimile (972) 490-9605,
Attention: General Counsel, and addressed to Lessee at 14180 Dallas Parkway, Suite 700, Dallas, Texas 75254, Attention: Chief Financial Officer, Facsimile
(972) 490-9605, or to such other address or addresses as either party may hereafter designate. Personally delivered Notice shall be effective upon receipt, and Notice given by mail shall be complete at the time of deposit in the U.S. Mail system, but any prescribed period of Notice and any right or duty to do any act or make any response within any prescribed period or on a date certain after the service of such Notice given by mail shall be extended five days.

                                 ARTICLE XXVII
                            MISCELLANEOUS PROVISIONS

         27.1 TRANSFER OF LICENSES. Upon the expiration or earlier termination of the Term, Lessee shall use its best efforts (i) to transfer to Lessor or Lessor's nominee or designee all Franchise Agreements, licenses, operating permits and other governmental authorizations and all contracts, including contracts with governmental or quasi-governmental entities, that may be necessary for the operation of the Facility (collectively, "LICENSES"), or (ii) if such transfer is prohibited by law or Lessor otherwise elects, to cooperate with Lessor or Lessor's nominee in connection with the processing by Lessor or Lessor's nominee of any applications for, all Licenses; provided, in either case, that the costs and expenses of any such transfer or the processing of any such application shall be paid by Lessor or Lessor's nominee.

         27.2 EARLY TERMINATION RIGHTS; TERMINATION FEES. Lessor may terminate the Lease as to any Leased Property prior to the Expiration Date by reason of a sale of the Facility, the Manager's failure to satisfy certain performance tests, or for convenience, as set forth in Section 2.03 of the Management Agreement (and pursuant to the notice requirements contained therein), provided Lessor pays to Lessee the termination fees as liquidated damages pursuant to the terms and conditions as set forth in Section 2.03 of the Management Agreement.

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         The terms and conditions set forth in Section 2.03 of the Management
Agreement are fully incorporated herein for all purposes as if fully set forth herein and shall survive termination of this Lease.

         27.3 SUBSTITUTION OF INITIAL HOTEL. Notwithstanding the foregoing
SECTION 27.2, in the event of a termination of this Lease with respect to an Initial Hotel (as such term is defined in the Management Agreement) and in connection with such termination, a termination fee becomes payable by Lessor, Lessor may (in its sole and absolute discretion) avoid payment of such termination fee by substituting for the terminated Initial Hotel within 120 days of such termination, another hotel facility reasonably comparable in size, number of rooms, quality of franchise operation, market and geographical location, and gross revenues, to be governed by the terms and conditions of this Lease from and after the date of such substitution, and this Lease shall be amended accordingly. In the event of a substitution, any Rent and other charges payable under this Lease shall be suspended until the substitution is fully consummated.

         27.4 COMPLIANCE WITH FRANCHISE AGREEMENT. To the extent any of the provisions of the Franchise Agreement impose a greater obligation on Lessee than the corresponding provisions of this Lease, then Lessee shall be obligated to comply with the provisions of the Franchise Agreement except in regard to those obligations which are the responsibility of Lessor as provided herein. It is the intent of the parties hereto that Lessee shall comply in every respect with the provisions of the Franchise Agreement so as to avoid any default thereunder during the term of this Lease. Lessee shall not terminate, extend or enter into any modification of the Franchise Agreement without in each instance first obtaining Lessor's prior written consent. Lessor and Lessee agree to cooperate with each other in the event it becomes necessary to obtain a franchise extension or modification or a new franchise for the Leased Property, and in any transfer of the Franchise Agreement to Lessor (if applicable) or any designee of or any successor to Lessee (as applicable) upon the termination of this Lease. In the event of expiration or termination of a Franchise Agreement, for whatever reason, the Lessor will have the right, in its sole discretion, to approve any new Franchise Agreement for the Facility. If, upon any expiration or earlier termination of this Lease (other than upon an Event of Default by Lessee), a Franchise Agreement remains in effect, or would but for such expiration or termination remain in effect, Lessor shall indemnify, defend and hold Lessee harmless with respect to the obligations and liabilities arising thereunder after the date of expiration or termination of this Lease.

         27.5 LESSOR'S RIGHT TO INSPECT. Lessee shall permit Lessor and its authorized representatives as frequently as reasonably requested by Lessor to inspect the Leased Property and Lessee's accounts and records pertaining thereto and make copies thereof, during usual business hours upon reasonable advance notice, subject only to any business confidentiality requirements reasonably requested by Lessee, provided that Lessor shall not cause any interference with the operation of the Leased Property.

         27.6 CONVEYANCE BY LESSOR. If Lessor or any successor owner of the Leased Property conveys the Leased Property to a Person other than a wholly owned Affiliate of Lessor in accordance with the terms hereof other than as security for a debt, and the grantee or transferee of the Leased Property expressly assumes all obligations of Lessor hereunder arising or accruing from and after the date of such conveyance or transfer, Lessor or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of Lessor

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under this Lease arising or accruing from and after the date of such conveyance or other transfer as to the Leased Property and all such future liabilities and obligations shall thereupon be binding upon the new owner.

         27.7 LESSOR MAY GRANT LIENS. Without the consent of Lessee, Lessor may, subject to the terms and conditions set forth below in this SECTION 27.7, from time to time, directly or indirectly, create or otherwise cause to exist any lien, encumbrance or title retention agreement ("ENCUMBRANCE") upon the Leased Property, or any portion thereof or interest therein, whether to secure any borrowing or other means of financing or refinancing. Upon the request of Lessor, Lessee shall subordinate this Lease to the lien of a new mortgage on the Leased Property.

         27.8 NON DISTURBANCE AGREEMENT. Lessor agrees, subject to any restrictions or limitations imposed by any lender of Lessor, to execute in favor of Manager a non disturbance and attornment agreement in form and substance reasonably acceptable to Lessor and Manager.

         27.9 WAIVER OF PRESENTMENT, ETC. Lessee waives all presentments, demands for payment and for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance and waives all notices of the existence, creation, or incurring of new or additional obligations, except as expressly granted herein.

         27.10 MEMORANDUM OF LEASE. Lessor and Lessee shall promptly upon the request of either enter into a short form memorandum of this Lease, in form suitable for recording under the laws of the State in which reference to this Lease, and all options contained herein, shall be made. Lessee shall pay all costs and expenses of recording such memorandum of this Lease.

         27.11 USURY. If any late charges or any interest rate provided for in any provision of this Lease are based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be fixed at the maximum permissible rate.

         27.12 NO WAIVER. No failure by Lessor or Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. To the extent permitted by law, no waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

         27.13 REMEDIES CUMULATIVE. To the extent permitted by law, each legal, equitable or contractual right, power and remedy of Lessor or Lessee now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Lessor or Lessee of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Lessor or Lessee of any or all of such other rights, powers and remedies.

         27.14 ACCEPTANCE OF SURRENDER. No surrender to Lessor of this Lease or of the Leased Property or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Lessor and no act by Lessor or any representative or agent of Lessor,

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other than such a written acceptance by Lessor, shall constitute an acceptance of any such surrender.

         27.15 NO MERGER OF TITLE. There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same person or entity may acquire, own or hold, directly or indirectly: (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (b) the fee estate in the Leased Property.

         27.16 QUIET ENJOYMENT. So long as Lessee pays all Rent as the same becomes due and complies with all of the terms of this Lease and performs its obligations hereunder, in each case within the applicable grace periods, if any, Lessee shall peaceably and quietly have, hold and enjoy the Leased Property for the Term hereof, free of any claim or other action by Lessor or anyone claiming by, through or under Lessor, but subject to all liens and encumbrances subject to which the Leased Property was conveyed to Lessor or hereafter consented to by Lessee or provided for herein. Notwithstanding the foregoing, Lessee shall have the right by separate and independent action to pursue any claim it may have against Lessor as a result of a breach by Lessor of the covenant of quiet enjoyment contained in this Section.

         27.17 BINDING EFFECT. The covenants, terms, conditions, provisions and undertakings in this Lease shall extend to and be binding upon the heirs, personal representatives, executors, administrators and permitted successors and assigns of the respective parties hereto.

         27.18 ENTIRE AGREEMENT; NO OFFER. This Lease contains the entire agreement of Lessor and Lessee with respect to the subject matter hereof, and no representations, warranties, inducements, promises or agreements, oral or otherwise, between the parties not embodied in this Lease shall be of any force or effect. This Lease may be modified only by a written agreement executed by both parties with the same formalities as this Lease. All prior agreements or communications are and shall be merged into this Lease and shall have no force or effect. Neither any submission of this Lease by one party to the other, nor any correspondence or other communications between the parties in connection therewith, is intended or shall be deemed to constitute an offer of any kind or to create any obligations between the parties unless and until one or more duplicates of this Lease has been fully executed and delivered between the parties. Accordingly, any such submission or communications or correspondence between the parties or their respective agents or attorneys is intended only as non-binding discussions, and either party shall have the absolute right to withdraw from such discussions without any liability whatsoever to the other party.

         27.19 SEVERABILITY. If any clause or provision of this Lease is illegal, invalid or unenforceable under applicable present or future Laws effective during the Term, the remainder of this Lease shall not be affected. In lieu of each clause or provision of this Lease which is illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as nearly identical as may be possible and as may be legal, valid and enforceable. Notwithstanding the foregoing, in the event any clause or provision of this Lease is illegal, invalid or unenforceable as aforesaid and the effect of such illegality, invalidity or unenforceability is that Lessor no longer has the substantial benefit of its bargain under this Lease, then, in such event, Lessor may in its discretion cancel and terminate this Lease upon providing at least ninety (90) days advance notice thereof to Lessee.

Lease Agreement
Ashford TRS Corporation

         27.20 COUNTERPARTS. This Lease may be executed in several counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.

         27.21 GOVERNING LAW. THIS LEASE AND ITS INTERPRETATION, VALIDITY AND PERFORMANCE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS. IN THE EVENT ANY COURT OF LAW OF APPROPRIATE JUDICIAL AUTHORITY SHALL HOLD OR DECLARE THAT THE LAW OF ANOTHER JURISDICTION IS APPLICABLE, THIS LEASE SHALL REMAIN ENFORCEABLE UNDER THE LAWS OF THE APPROPRIATE JURISDICTION. THE PARTIES HERETO AGREE THAT VENUE FOR ANY ACTION IN CONNECTION HEREWITH SHALL BE PROPER IN DALLAS COUNTY, TEXAS. EACH PARTY HERETO CONSENTS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT SITUATED IN ANY OF SUCH LOCATIONS AND WAIVES ANY OBJECTION WHICH IT MAY HAVE PERTAINING TO IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT.

         27.22 RECITALS; HEADINGS. The recitals set forth in this Lease are true and correct, and are incorporated herein by this reference. The use of headings, captions and numbers in this Lease is solely for the convenience of identifying and indexing the various paragraphs and shall in no event be considered in construing or interpreting any provision in this Lease.

         27.23 SURVIVAL. Notwithstanding anything to the contrary contained in this Lease, the provisions (including, without limitation, covenants, agreements, representations, warranties, obligations and liabilities described therein) of this Lease which from their sense and context are intended to survive the expiration or sooner termination of this Lease shall survive such expiration or sooner termination of this Lease and continue to be binding upon the applicable party.

         27.24 EXHIBITS. The exhibits referred to in, and attached to, this Lease are hereby incorporated in full by reference. Unless otherwise expressly provided in the exhibit or the body of this Lease, in the event of any conflict or inconsistency with the provisions contained in the body of this Lease and the exhibits, the provisions contained in the body of this Lease shall control.

         IN WITNESS WHEREOF, the parties have executed this Lease by their duly authorized officers as of the date first above written.

                           [SIGNATURE PAGES TO FOLLOW]

Lease Agreement
Ashford TRS Corporation

                                    "LESSOR"

                                    [OWNER PARTNERSHIP], a
                                    Delaware limited partnership


                                    By:  Ashford Properties General Partner LLC,
                                         a Delaware limited liability company,
                                         its general partner


                                    By:
                                        ---------------------------------------
                                          Montgomery Bennett
                                          President


                                    "LESSEE"

                                    ASHFORD TRS CORPORATION, a Delaware
                                    corporation


                                    By:
                                        ---------------------------------------
                                          David A. Brooks
                                          Vice President

Lease Agreement
Ashford TRS Corporation